Exhibit 10.1

       _____________________________________________________


                             $20,000,000

                          CREDIT AGREEMENT

                                among


                         UNILAB CORPORATION,



                            VARIOUS BANKS


                                 and

                           BANQUE PARIBAS,
                              as Agent


                  _________________________________

                     Dated as of March 14, 1996

                  _________________________________


      _____________________________________________________

                          TABLE OF CONTENTS


Section 1.  Amount and Terms of Credit
     1.01  Revolving Commitment
     1.02  Minimum Amount of Each Borrowing
     1.03  Notice of Borrowing
     1.04  Disbursement of Funds
     1.05  Notes
     1.06  Conversions
     1.07  Pro Rata Borrowings
     1.08  Interest
     1.09  Interest Periods
     1.10  Increased Costs, Illegality, etc.
     1.11  Compensation
     1.12  Change of Lending Office
     1.13  Replacement of Banks

Section 2.  Letters of Credit
     2.01  Letters of Credit
     2.02  Minimum Stated Amount
     2.03  Letter of Credit Requests
     2.04  Letter of Credit Participations
     2.05  Agreement to Repay Letter of Credit Drawings
     2.06  Increased Costs

Section 3.  Commitment Commission; Fees; Reductions of Commitment
     3.01  Fees
     3.02  Voluntary Termination of Unutilized Commitments
     3.03  Mandatory Reduction of Commitments

Section 4.  Prepayments; Payments; Taxes
     4.01  Voluntary Prepayments
     4.02  Mandatory Repayments
     4.03  Method and Place of Payment
     4.04  Net Payments

Section 5.  Conditions Precedent to Credit Events on the
        Initial Borrowing Date
     5.01  Execution of Agreement; Notes
     5.02  Officer's Certificate
     5.03  Opinions of Counsel
     5.04  Corporate Documents; Proceedings
     5.05  Employee Benefit Plans; Shareholders'
             Agreements; Management Agreements;
             Employment Agreements; Collective
             Bargaining Agreements; Existing
             Indebtedness Agreements; Tax Sharing
             Agreements; Supply Agreements; Non-
             Compete Agreements; Material Contracts
     5.06  Senior Notes
     5.07  Initial Borrowing Base Certificate
     5.08  Security Agreement
     5.09  Adverse Change, etc.
     5.10  Litigation
     5.11  Fees, etc.
     5.12  Insurance Policies
     5.13  Approvals
     5.14  Financial Statements
     5.15  Projections
     5.16  Refinancing
     5.17  Consent Letter
     5.18  Due Diligence

Section 6.  Conditions Precedent to All Credit Events
     6.01  No Default; Representations and
             Warranties
     6.02  Adverse Change, etc.
     6.03  Litigation
     6.04  Notice of Borrowing; Letter of Credit Request

Section 7.  Representations, Warranties and Agreements
     7.01  Corporate Status
     7.02  Corporate Power and Authority
     7.03  No Violation
     7.04  Governmental Approvals
     7.05  Financial Statements; Financial Condition;
             Undisclosed Liabilities; Projections; etc.
     7.06  Litigation
     7.07  True and Complete Disclosure
     7.08  Use of Proceeds; Margin Regulations
     7.09  Tax Returns and Payments
     7.10  Security Agreement
     7.11  Capitalization
     7.12  Subsidiaries
     7.13 Senior Notes
     7.14  Indebtedness
     7.15  Compliance with Statutes, etc.
     7.16  Compliance with ERISA
     7.17  Environmental Matters
     7.18  Labor Relations
     7.19  Patents, Licenses, Franchises and Formulas
     7.20  Properties; Insurance
     7.21  Investment Company Act
     7.22  Public Utility Holding Company Act
     7.23  Leases

Section 8.  Affirmative Covenants
     8.01  Information Covenants
          (a)  Monthly Reports
          (b)  Quarterly Financial Statements
          (c)  Annual Financial Statements
          (d)  Budgets
          (e)  Officer's Certificates
          (f)  Notice of Default or Litigation
          (g)  Other Reports and Filings
          (h)  Environmental Matters
          (i)  Annual Meetings with Banks
          (j)  Borrowing Base Certificate
          (k)  Other Information
     8.02  Books, Records and Inspections
     8.03  Maintenance of Property, Insurance
     8.04  Corporate Franchises
     8.05  Compliance with Statutes, etc.
     8.06  Compliance with Environmental Laws
     8.07  ERISA
     8.08  End of Fiscal Years; Fiscal Quarters
     8.09  Performance of Obligations
     8.10  Payment of Taxes
     8.11  Use of Proceeds
     8.12  UCC Searches
     8.13  Intellectual Property Rights
     8.14  Registry
     8.15  Further Actions
     8.16  Permitted Acquisitions

Section 9.  Negative Covenants
     9.01  Liens
     9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.
     9.03  Dividends
     9.04  Leases
     9.05  Indebtedness
     9.06  Advances, Investments and Loans
     9.07  Transactions with Affiliates
     9.08  Capital Expenditures
     9.09  Fixed Charge Coverage Ratio
     9.10  Interest Coverage Ratio
     9.11  Consolidated Indebtedness to Consolidated EBITDA
     9.12  Limitation on Voluntary Payments and
             Modifications of Indebtedness;
             Modifications of Certificate of
             Incorporation, By-Laws and Certain
             Other Agreements; etc.
     9.13  Limitation on Issuance of Capital Stock
     9.14  Business
     9.15  Limitation on Creation of Subsidiaries
     9.16  Account Receivable Dates
     9.17 Account Payable Days

Section 10.  Events of Default
     10.01  Payments
     10.02  Representations, etc.
     10.03  Covenants
     10.04  Default Under Other Agreements
     10.05  Bankruptcy, etc.
     10.06  ERISA
     10.07  Security Documents
     10.08  Judgments
     10.09  Change of Control
     10.10  Approvals
     10.11  Debarment or Suspension

Section 11.  Definitions And Accounting Terms
     11.01  Defined Terms
Section 12.  The Agent and the Collateral Agent
     12.01  Appointment
     12.02  Nature of Duties
     12.03  Lack of Reliance on the Agent
     12.04  Certain Rights of the Agent
     12.05  Reliance
     12.06  Indemnification
     12.07  The Agent in Its Individual Capacity
     12.08  Holders
     12.09  Resignation by the Agent

Section 13.  Miscellaneous
     13.01  Payment of Expenses, etc.
     13.02  Right of Setoff
     13.03  Notices
     13.04  Benefit of Agreement; Assignments; Participations
     13.05  No Waiver; Remedies Cumulative
     13.06  Payments Pro Rata
     13.07  Calculations; Computations; Accounting Terms
     13.08  GOVERNING LAW; SUBMISSION TO
             JURISDICTION; VENUE
     13.09  Counterparts
     13.10  Effectiveness
     13.11  Headings Descriptive
     13.12  Amendment or Waiver
     13.13  Survival
     13.14  Domicile of Loans
     13.15  Waiver of Jury Trial
     13.16  Interest Rate Limitation

   SCHEDULE I     COMMITMENTS AND BANK
                  ADDRESSES (Sections 13.03 and 13.04
                  and definitions of "Bank" and "Revolving
                  Loan   Commitment")
   SCHEDULE II INSURANCE (Sections 5.12, 7.20 and 8.03)
   SCHEDULE III REAL PROPERTY (Section 7.10(b))
   SCHEDULE IV CAPITALIZATION (Section 7.11)
   SCHEDULE V  EXISTING LETTERS OF CREDIT (Section
   2.01(a)(ii))
   SCHEDULE VI EXISTING INDEBTEDNESS (Sections 7.14 and 9.05 and
                definitions of "Consolidated Indebtedness" and
                Consolidated Liabilities")
   SCHEDULE VII  EXISTING LIENS (Section 9.01(iii))
   SCHEDULE VIII ENVIRONMENTAL MATTERS (Section 7.17(c))


   EXHIBIT A   Notice of Borrowing
   EXHIBIT B-1  Revolving Note
   EXHIBIT B-2 Swingline Note
   EXHIBIT C   Letter of Credit Request
   EXHIBIT D   Section 4.04(b)(ii) Certificate
   EXHIBIT E-1 Form of Opinion of special counsel
                 to the Borrower
   EXHIBIT E-2 Form of Opinion of general counsel of the
   Borrower
   EXHIBIT F   Form of Officers' Certificate of the Borrower
   EXHIBIT G   Security Agreement
   EXHIBIT H   Consent Letter
   EXHIBIT I   Borrowing Base Certificate
   EXHIBIT J   Assignment and Assumption Agreement

   CREDIT AGREEMENT, dated as of March 14, 1996, among UNILAB CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions party hereto from time to time (each, a "Bank," and collectively, the "Banks") and BANQUE PARIBAS, as agent (the "Agent") for the Banks. Unless otherwise defined herein, all capitalized terms used herein and defined in
   Section 11 are used herein as therein defined.


                        W I T N E S S E T H :


     WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;


     NOW, THEREFORE, IT IS AGREED:

     Section 1.  Amount and Terms of Credit.

     1.01 Revolving Commitment. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time on or after the Effective Date and prior to the Revolving Loan Maturity Date, to make a loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans:

        (i)   shall, at the option of the Borrower, be Base
        Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type;

       (ii) may be repaid and reborrowed in accordance with the provisions hereof;

     (iii)     shall not exceed for any Bank at any time out-

        standing that aggregate principal amount which, when added to the product of (x) such Bank's Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Out-

        standings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time; and

      (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and
        (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the lesser of (A) the Total Revolving Loan
        Commitment at such time and (B) the Borrowing Base at such time.

     (b) Subject to and upon the terms and conditions herein set forth, Paribas in its individual capacity agrees to make at any time and from time to time after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the lesser of (x) the Total Revolving Loan Commitment at such time and (y) the Borrowing Base at such time and (iv) shall not exceed at any time outstanding the Maximum Swingline Amount; provided that Paribas shall be under no obligation to make any Swingline Loan if on the proposed date of Borrowing thereof a Bank Default exists unless Paribas has entered into arrangements satisfactory to it and the Borrower to eliminate Paribas' risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Percentage of the then outstanding Swingline Loans.

     (c) On any Business Day, Paribas may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans
   (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans
   (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each Bank's Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to Paribas to repay Paribas for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by Paribas notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, (v) the amount of the Borrowing
   Base at such time and (vi) any reduction or termination of the Total Revolving Loan Commitment since the corresponding Swingline
   Loans were first made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank (other than Paribas) hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase and without recourse or warranty) from Paribas such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of Paribas until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay Paribas interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

     1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing hereunder shall not be less than the applicable Minimum Borrowing Amount and, if greater, shall be in integral multiples of (i) for Base Rate Loans (other than Swingline Loans), $100,000, (ii) for Eurodollar Loans, $500,000 or (iii) for Swingline Loans, $100,000, provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(c). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than four Borrowings of Eurodollar Loans.

     1.03  Notice of Borrowing.   (a) Whenever the Borrower desires
   to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Agent at its Notice Office, prior to 12:00 Noon (New York time) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate
   Loans and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans to be made hereunder. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify: (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); and (iii) whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters specified in the Notice of Borrowing.

     (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give Paribas not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

     (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(c).

     1.04  Disbursement of Funds.  No later than 12:00 Noon
   (New York time) on the date specified in each Notice of Borrowing
   (or (x) in the case of Swingline Loans, not later than 2:00 P.M.
   (New York time) on the date specified pursuant to Section
   1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Bank will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, Paribas shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the Borrower at the Payment
   Office in immediately available funds the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and
   (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section
   1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Revolving Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Revolving Loans hereunder.

     1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

     (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Security Documents.

     (c) The Swingline Note issued to Paribas shall (i) be executed by the Borrower, (ii) be payable to the order of Paribas and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry
   Date, (v) bear interest as provided in the appropriate clause of
   Section 1.08 in respect of the Base Rate Loans evidenced thereby and (vi) be entitled to the benefits of this Agreement and the Security Documents.

     (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

     1.06 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the Minimum Borrowing Amount of the outstanding principal amount of the Revolving Loans owing by the Borrower and made pursuant to one or more Borrowings of one Type of Revolving Loan into a Borrowing or Borrowings of the other Type of Revolving Loan;
   provided that: (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto; (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion; (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings than is permitted under Section 1.02; and
   (iv) Swingline Loans may not be converted pursuant to this Section
   1.06. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office prior to 12:00 Noon (New
   York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion"), appropriately completed to specify the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

     1.07  Pro Rata Borrowings.  All Borrowings of Revolving
   Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their respective Revolving Loan Commitments.
   It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

     1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the Borrowing thereof until the maturity thereof
   (whether by acceleration or otherwise) at a rate per annum which shall at all times be equal to the sum of the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

     (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Margin plus the Quoted Rate for such
   Interest Period.

     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) the sum of (i) the Base Rate in effect from time to time, (ii) the Applicable Base Rate Margin for Base Rate Loans at such time and (iii) 2% and (y) the rate which is 2% in excess of the rate of interest then applicable to such Loan, in each case with such interest to be payable on demand.

     (d) Accrued (and theretofore unpaid) interest shall be payable: (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date; (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period; and (iii) in respect of each Loan, on any repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) Upon each Interest Determination Date, the Agent shall determine the Quoted Rate for the Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest
   Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period:

        (i)   all Eurodollar Loans comprising a single
        Borrowing shall at all times have the same Interest Period;

       (ii)   the initial Interest Period for any Eurodollar
        Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

      (iii)   if any Interest Period relating to a Eurodollar
        Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

       (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business
        Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

        (v) no Interest Period for a Borrowing may be elected if it would extend beyond the Revolving Loan
        Maturity Date; and

       (vi) no Interest Period may be selected while a Default or Event of Default exists.

     If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

        (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market generally, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

       (ii)   at any time, that such Bank shall incur
        increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank imposed by the jurisdiction in which such Bank is organized, in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate) and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

      (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

   then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks).
   Thereafter: (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower; (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto); and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Notwithstanding the foregoing, the failure of a Bank to give any notice pursuant to clause (ii) above shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a), provided that if any notice required by this
   Section 1.10(a) is given by any Bank more than 180 days after such Bank obtains knowledge of the occurrence of the event giving rise to the additional cost, reduction in amounts or other additional amounts of the type described in this Section 1.10(a), such Bank shall not be entitled to compensation under this Section 1.10(a) for any such amounts incurred prior to the 180th day prior to the giving of such notice to the Borrower.

     (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (i) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or (iii), cancel the respective Borrowing, or (ii) if the affected Eurodollar
   Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

     (c) If at any time any Bank determines that the introduction of or any change after the date hereof in any applicable law or rule, regulation, order, guideline or request (whether or not having the force of law and including without limitation those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, has or would have the effect of increasing the amount of capital required to be maintained by such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower agrees to pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank or the reduction in the rate of return to such Bank as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Bank's determination of compensation owing under this
   Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts. Notwithstanding the foregoing, the failure of a Bank to give any notice pursuant to the preceding sentence shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c), provided that if any notice required by this Section 1.10(c) is given by any Bank more than 180 days after such Bank obtains knowledge of the occurrence of the event giving rise to the additional cost or reduction in amounts of the type described in this
   Section 1.10(c), such Bank shall not be entitled to compensation under this Section 1.10(c) for any such amounts incurred prior to the 180th day prior to the giving of such notice to the Borrower.

     (d) Notwithstanding any other provision of Section 1.10 or 2.06, each Bank will, to the extent the increased costs or reductions in amounts receivable referred to above or in Section 2.06 relate to such Bank's loans, commitments or letters of credit in general and are not specifically attributable to a Loan, Revolving Loan Commitment or Letter of Credit hereunder, use averaging and attribution methods which cover all loans, commitments and letters of credit similar to the Loans, Revolving Loan Commitment or Letters of Credit made by such Bank in similar circumstances for comparable customers whether or not the loan documentation for such other loans, commitments or letters of credit permits the Bank to make the determination specified in Section 1.10 or 2.06.

     1.11 Compensation. The Borrower agrees to compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b). A Bank's basis for requesting compensation pursuant to this Section and the calculations therefor shall be set forth in reasonable detail and shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

     1.12 Change of Lending Office. Each Bank agrees that upon the occurrence of any event giving rise to the operation of
   Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04, with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office of such Bank for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank or its respective lending offices suffer no economic, legal or regulatory disadvantage as a result thereof, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in such Sections 1.10, 2.06 or 4.04.

     1.13  Replacement of Banks.  (x) If any Bank becomes a
   Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings or Mandatory Borrowings, (y) if any Bank refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b) or (z) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section
   2.06 or Section 4.04, with respect to any Bank which results in such Bank charging to the Borrower increased costs materially in excess of those being generally charged by the other Banks, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with any other Bank or with one or more Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Agent, provided that:

        (i)   at the time of any replacement pursuant to this
        Section 1.13, the Replacement Bank shall enter into one or more assignment agreements pursuant to Section 13.04(b)
        (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the Revolving Loan
        Commitment and outstanding Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to such Replaced Bank's Percentage of all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 hereof, (y) Paribas an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) Paribas an amount equal to such Replaced Bank's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

       (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

   Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced
   Bank shall cease to constitute a Bank hereunder with respect to the Loans and Revolving Loan Commitment so transferred, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank and (y) the Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.

     Section 2.  Letters of Credit.

     2.01 Letters of Credit. (a) (i) Subject to and upon the terms and conditions herein set forth, the Borrower may request the Issuing Bank, at any time and from time to time after the Effective Date and prior to the Revolving Loan Maturity Date to issue, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower, an irrevocable standby letter of credit in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank in support of said L/C Supportable Indebtedness (each such letter of credit, a "Letter of Credit" and collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars.

          (ii) It is hereby acknowledged and agreed that the Letters of Credit described on Schedule V (the "Existing Letters of Credit"), which were issued under the Original Credit Agreement and are outstanding immediately prior to the Effective Date, shall be permitted to remain outstanding on and after the Effective Date and shall each constitute a Letter of Credit that is issued and outstanding under this Agreement for all purposes of this Agreement.

     (b) The Issuing Bank hereby agrees that it will (subject to the terms and conditions contained herein), at any time and from time to time after the Effective Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in support of such L/C Supportable Indebtedness of the Borrower as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the Issuing Bank shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

        (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it;

       (ii) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b); or

      (iii) a Bank Default exists unless the Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including the cash collateralizing by the Borrower of such Bank's Percentage of the Letter of Credit Outstandings.

     (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $3,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and Swingline Loans then outstanding, an amount equal to the lesser of (A) the Total Revolving Loan Commitment then in effect (after giving effect to any reductions to the Total Revolving Loan Commitment on such date) or (B) the Borrowing Base then in effect, (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof
   (although any such Letter of Credit may (at the sole discretion of the Issuing Bank) be renewable for successive periods of up to 12 months, but not beyond the Revolving Loan Maturity Date) and (y) the Revolving Loan Maturity Date and (iii) no more than four
   Letters of Credit shall be outstanding at any time.

     2.02  Minimum Stated Amount.  The Stated Amount of each
   Letter of Credit shall be not less than $100,000 or such lesser amount as is acceptable to the Issuing Bank.

     2.03  Letter of Credit Requests.  (a)  Whenever the
   Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the Issuing Bank at least five days' (or such shorter period as is acceptable to the Issuing Bank in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request"). The Agent shall promptly transmit copies of each Letter of Credit Request to each Bank.

     (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then the Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit, the Issuing Bank shall promptly notify each Bank of such issuance, which notice shall be accompanied by a copy of the Letter of Credit actually issued.

     2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the Issuing Bank of any Letter of Credit (or on the Effective Date in the case of the Existing Letters of Credit), the Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than the Issuing
   Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving
   Loan Commitments or Percentages of the Banks pursuant to Section 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

     (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to the Borrower or any Bank.

     (c) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to
   Section 2.05(a), the Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Agent so notifies, prior to 11:00
   A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Agent at the Payment Office of the Agent for the account of the Issuing Bank in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of the Issuing Bank, such Participant agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of the Issuing Bank its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of the Issuing Bank its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of the Issuing Bank such other Participant's Percentage of any such payment.

     (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Issuing Bank any payments from the Participants pursuant to clause (c) above, the Issuing Bank shall pay to the Agent and the Agent shall promptly pay each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

     (e) Upon the request of any Participant, the Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by the Issuing Bank and such other documentation as may reasonably be requested by such Participant.

     (f) The obligations of the Participants to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit issued shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

        (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

       (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

      (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

       (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

        (v) the occurrence of any Default or Event of Default.

     2.05  Agreement to Repay Letter of Credit Drawings.
   (a) The Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Agent in immediately available funds at the Payment Office (or by making payment directly to the Issuing Bank at such location as may otherwise have been agreed upon by the Borrower and the Issuing Bank), for any payment or disbursement made by the Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank is reimbursed by the Borrower therefor at a rate per annum which shall be (x) unless a Borrower Bankruptcy Default exists on the date of the respective payment or disbursement, for the period from and including the date of the respective payment or disbursement until the earlier to occur of a Borrower Bankruptcy Default or the date of receipt by the Borrower from the Issuing Bank or the Agent of written or telephonic notice (as long as such notice is received by the Borrower prior to 2:00 P.M. (New York time) on a Business Day, otherwise the Business
   Day following receipt by the Borrower of such notice) of such payment or disbursement, the Base Rate in effect from time to time plus the Applicable Base Rate Margin at such time, and (y) from and including the date of the respective payment or disbursement if a Borrower Bankruptcy Default then exists or, if a Borrower Bankruptcy Default does not exist on the date of the respective payment or disbursement, from and including the earlier to occur of the date upon which a Borrower Bankruptcy Default subse-

   quently occurs or the date of receipt by the Borrower from the Issuing Bank or the Agent of written or telephonic notice (as long as such notice is received by the Borrower prior to 2:00 P.M. (New York time) on a Business Day, otherwise the Business Day following receipt by the Borrower of such notice) of such payment or disbursement to but excluding the date the Issuing Bank was reimbursed by the Borrower therefor, equal to the sum of (i) the Base Rate in effect from time to time, (ii) the Applicable Base Rate Margin at such time and (iii) 2%, in each case with such interest to be payable on demand.

     (b) The obligations of the Borrower under this Section 2.05 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

     2.06 Increased Costs. If at any time after the date hereof the Issuing Bank or any Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request (including, without limitation, those announced or published prior to the Effective Date) or any change in the interpretation or administration thereof by any governmental authority or central bank charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participant with any request or directive by any such authority
   (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Bank or participated in by any Participant, or (ii) impose on the Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by the Issuing
   Bank or any Participant (a copy of which demand shall be sent by the Issuing Bank or such Participant to the Agent), the Borrower shall be obligated to pay to the Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. A certificate submitted to the Borrower by the Issuing Bank or such Participant (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Bank or such Participant shall, absent manifest error, be final, conclusive and binding on the Borrower.


     Section 3.  Commitment Commission; Fees; Reductions of
   Commitment.

     3.01 Fees. (a) The Borrower agrees to pay the Agent for distribution to each Bank a commitment commission (the
   "Commitment Commission") for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to 1/2 of 1% per annum on the Unutilized Revolving Loan Commitment of such Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

     (b) The Borrower agrees to pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by the Issuing Bank hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit (or from and including the Effective Date in the case of the Existing Letter of Credit) to and including the termination of such Letter of Credit, in an amount equal to 1/8 of 1% per annum of the daily average Stated Amount of such Letters of Credit. Accrued Facing
   Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and the date of the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

     (c) The Borrower agrees to pay to the Agent for distribution to each Bank a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit (or from and including the Effective Date in the case of the Existing Letters of Credit) (with each renewal of such Letter of Credit, for purposes of this Section 3.01(c) being deemed to be the issuance of a new Letter of Credit) to and including the termination of such Letter of Credit, computed on the average daily Stated Amount of such Letter of Credit at a rate per annum equal to the Applicable L/C Percentage in effect from time to time. Letter of Credit Fees shall be distributed by the Agent to the Banks on the basis of their respective Percentages as in effect from time to time. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date of the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

     (d) The Borrower shall pay to the Issuing Bank for its own account upon each drawing under, issuance of, or amendment to, any Letter of Credit such amount as shall at the time thereof be the administrative charge which the Issuing Bank is generally imposing on similarly situated credits in connection with drawings on (including wire charges), issuances of, or amendments to, standby letters of credit.

     (e) The Borrower agrees to pay to the Agent for its own account such other fees as have been agreed to in writing between the Agent and the Borrower or its Affiliates.

     3.02  Voluntary Termination of Unutilized Commitments.
   Upon at least two Business Days' prior written notice (or telephonic notice confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower, shall have the right, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, provided that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan
   Commitment of each Bank and (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Percentage of the aggregate principal amount of Swingline Loans then outstanding.

     3.03  Mandatory Reduction of Commitments.  (a)  The Total
   Revolving Loan Commitment (and the Revolving Loan
   Commitment of each Bank) shall terminate on the Revolving Loan
   Maturity Date.

     (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the date on which a Senior Notes Change of Control occurs, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall be reduced to zero.


     Section 4.  Prepayments; Payments; Taxes.

     4.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans, without premium or penalty in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Agent prior to 12:00 Noon (New York time) at its Notice Office at least three Business Days' prior written notice in the case of Eurodollar Loans and one Business Day's prior written notice in the case of Base Rate Loans of the Borrower's intent to prepay the Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 12:00 noon
   (New York time)), whether such Loans are Revolving Loans or Swingline Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least the Minimum Borrowing Amount; provided that partial prepayments of Eurodollar Loans need not be in an amount at least equal to the Minimum Borrowing Amount but must be in an amount at least equal to $1,000,000, no partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) prepayments of Eurodollar Loans made pursuant to this Section
   4.01 may only be made on the last day of an Interest Period applicable thereto; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

     4.02  Mandatory Repayments.

     (A)  Requirements:

     (a) Subject to and in accordance with Section 4.02(A)(b), on any day on which the sum of the aggregate outstanding principal amount of Revolving Loans, Swingline Loans and Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay the principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the Letter of Credit Outstandings exceed the
   Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent at its Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess, such cash or Cash Equivalents to be held as security for all Obligations of the Borrower to the Banks hereunder in a cash collateral account to be established and maintained (including the investments made pursuant thereto) by the Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Agent.

     (b) If any Borrowing Base Certificate shall disclose the existence of a Borrowing Base Deficiency, the Borrower shall, within one Business Day after the delivery thereof in accordance with Section 8.01(j), (i) prepay the principal of Swingline Loans in an amount equal to such Borrowing Base Deficiency, (ii) after the Swingline Loans have been repaid in full, prepay the principal of Revolving Loans in an amount equal to any remaining Borrowing
   Base Deficiency and (iii) to the extent such Borrowing Base Deficiency exceeds the principal amount of Swingline Loans and Revolving Loans prepaid pursuant to the preceding clauses (i) and
   (ii), pay an amount of cash or Cash Equivalents equal to such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time) to the Agent at the Payment Office, such cash or Cash Equivalents to be held as security for all Obligations of the Borrower hereunder in a cash collateral account established and maintained (including the investments made pursuant thereto) by the Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Agent.

     (c) In addition to any other mandatory repayments pursuant to this Section 4.02(A), on the Business Day after the receipt thereof by the Borrower, an amount equal to (i) 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from any sale or issuance of equity of the Borrower (other than proceeds received from grants or sales of common stock of the Borrower (including as a result of the exercise of options or warrants) to management or key employees of the Borrower pursuant to any employee stock option plan or stock purchase plan ("Employee Stock Proceeds"), provided that Employee Stock Proceeds shall not be required to be repaid on the date of the receipt thereof (unless such date of receipt is also a date specified below) but instead shall be required to be repaid on each date on which the aggregate amount of such Employee Stock Proceeds received during the period commencing on the later of (x) the Effective Date and (y) the immediately preceding date on which a mandatory repayment was made pursuant to this Section
   4.02(A)(c) as a result of the receipt of Employee Stock Proceeds and ending on the date of determination (the "Employee Stock
   Proceeds Payment Period") equals or exceeds $250,000, with the amount of the repayments required on each such date to equal 100% of the aggregate amount of Employee Stock Proceeds received on or before such date during the applicable Employee Stock Proceeds Payment Period) and (ii) 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from any incurrence of any Indebtedness by the Borrower (other than Indebtedness permitted by Section 9.05 as said
   Section is in effect on the Effective Date), shall be applied as provided in Section 4.02(B).

     (d) In addition to any other mandatory repayments pursuant to this Section 4.02(A), on each date after the Effective Date on which the Borrower receives proceeds from any sale of assets (including capital stock and securities other than capital stock the proceeds from the sale of which are recaptured under Section 4.02(A)(c) (or will be recaptured once the $250,000 threshold set forth in Section 4.02(A)(c) is achieved) but excluding (i) sales of inventory in the ordinary course of business, (ii) sales of equipment which, in the reasonable judgment of the Borrower have become obsolete, worn out or uneconomic, in the ordinary course of business, the proceeds of which are used, or irrevocably committed, to purchase replacement equipment within 60 days from the date of sale so long as the aggregate amount of Net Sale Proceeds excluded pursuant to this clause (ii) does not exceed $250,000 in the aggregate in any fiscal year of the Borrower, (iii) trade-ins of equipment by the Borrower permitted to be made in accordance with Section 9.02(vi) and (iv) other sales of assets, provided (in the case of this clause (iv) only) that the aggregate proceeds therefrom (the "Asset Sale Proceeds") shall not be required to be repaid on the date of receipt thereof (unless such date of receipt is also a date specified below) but instead shall be required to be repaid on each date on which the aggregate amount of such Asset Sale Proceeds received during the period commencing on the later of (x) the Effective Date and (y) the immediately preceding date on which a principal repayment was made pursuant to this Section 4.02(A)(d) as a result of the receipt of Asset Sale Proceeds and ending on the date of determination (the "Asset Sale Proceeds Payment Period") equals or exceeds $250,000, with the amount of the repayments required on each such date to equal 100% of the aggregate amount of Asset
   Sale Proceeds received on or before such date during the applicable Asset Sale Proceeds Payment Period) an amount equal to 100% of the Net Sale Proceeds thereof shall be applied as provided in
   Section 4.02(B).

     (e) In addition to any other mandatory repayments pursuant to this Section 4.02(A), on the date of the receipt thereof by the Borrower, an amount equal to 100% of the proceeds of any Recovery Event (net of reasonable costs incurred in connection with such Recovery Event (including the estimated marginal increase in income taxes which will be payable as a result of such Recovery
   Event)) shall be applied as provided in Section 4.02(B); provided that, so long as there shall not exist a Default or an Event of Default, proceeds from Recovery Events (other than proceeds from Key-Man Life Insurance) not in excess of (x) $1,000,000 for any one occurrence and (y) $3,000,000 for all occurrences after the Effective Date and prior to the date on which there are no outstanding Obligations shall not be required to be so applied on such date to the extent that the Borrower delivers a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within a period specified in such certificate not to exceed 120 days after the date of receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended); and provided further, that if all or any portion of such proceeds not so applied to the repayment of the Loans are not so used within the period specified in the relevant certificate furnished pursuant to the preceding proviso, such remaining portion shall be applied on the last day of such specified period as provided in Section 4.02(B).

     (f) If a Bank Default exists, the Borrower shall, within one Business Day after the Borrower shall have received notice thereof, pay an amount of cash or Cash Equivalents equal to the Percentage of the Letter of Credit Outstandings and Swingline Loans then outstanding of the Bank which is the subject of such Bank Default to the Agent at the Payment Office, such cash or Cash Equivalents to be held as security for such Bank's Percentage of the Letter of Credit Outstandings and Swingline Loans then outstanding in a cash collateral account established and maintained (including the investments made pursuant thereto) by the Agent on a basis satisfactory to the Agent; provided that such amounts shall, so long as no Default or Event of Default then exists, be released at such time as such Bank Default shall cease to exist.

     (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all then outstanding Revolving Loans shall be repaid in full on the Revolving Loan Maturity Date.

     (B)  Application:

     (a)  Each mandatory repayment of Loans pursuant to Section
   4.02(A)(c) through (e) shall be applied:

        (i)   first, to prepay the principal of outstanding
        Swingline Loans;

       (ii)   second, to prepay the principal of outstanding
        Revolving Loans; and

      (iii) third, to cash collateralize Letter of Credit Outstandings by depositing cash in a cash collateral account to be established and maintained by the Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Agent in an amount equal to such Letter of Credit Outstandings.

     (b) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made;
   provided that:  (i) repayments of Eurodollar Loans pursuant to this
   Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans;
   and (iii) each repayment of any Loans made pursuant to a single Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 4.02, if at any time the mandatory prepayment of Revolving Loans pursuant to Section 4.02(A)(c) through (e) above would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs under
   Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of Revolving Loans equal to the Affected
   Eurodollar Loans not initially repaid pursuant to this sentence; provided, however, such cash collateral must be applied to repay Revolving Loans (whether or not the Borrower would incur breakage costs (which the Borrower shall be responsible for), (x) in the case of cash collateral arising pursuant to Sections 4.02(A)(c) (other than from Employee Stock Proceeds) or 4.02(A)(d), no later than 29 days after receipt thereof and (y) in the case of cash collateral arising pursuant to Section 4.02(A)(c) as a result of the receipt of Employee Stock Proceeds or pursuant to Section
   4.02(A)(e) no later than 89 days after receipt thereof. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Revolving Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Agent or the Banks pursuant to the remedial provisions of Section 10, any amounts held as cash collateral pursuant to this Section 4.02(B)(b) shall, subject to the requirements of applicable law, be immediately applied to the Revolving Loans.

     4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     4.04  Net Payments.  (a)  All payments made by the
   Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section
   4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

     (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) dated the Effective Date or the date of such assignment or transfer, as the case may be, certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or
   Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(c) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
   Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(c), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date or, in the case of an assignee or transferee pursuant to Section 1.13 or 13.04, after the date of such assignment or transfer in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

     (c) If any taxes imposed on any Bank are paid or indemnified against by the Borrower under this Section 4.04, and such Bank receives a refund of any amount of taxes paid or reimbursed by such Borrower, such Bank shall pay to such Borrower an amount equal to the reduction in taxes due and payable by such Bank attributable to the amount of such refund; provided, however, that (x) no Bank is under any obligation to seek a refund of such taxes and (y) determinations as to whether a Bank has received a tax refund and the amount thereof shall be in the sole discretion of such Bank.


     Section 5.  Conditions Precedent to Credit Events on the
   Initial Borrowing Date. The obligation of each Bank to make Loans (if any) on the Initial Borrowing Date and the obligation of the Issuing Bank to permit the Existing Letters of Credit to remain outstanding on the Effective Date and to issue any other Letter of Credit on the Initial Borrowing Date, is subject at the time of such Credit Event to the satisfaction of the following conditions:

     5.01 Execution of Agreement; Notes. On or prior to the Effective Date, (i) this Agreement shall have been executed and delivered in accordance with Section 13.10 and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate Revolving Note executed by the Borrower, and to Paribas the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

     5.02  Officer's Certificate.  On or prior to the Effective
   Date, the Agent shall have received a certificate dated the Effective Date signed on behalf of the Borrower by the President, any Senior Vice President or any Vice President of the Borrower stating that all of the conditions in Sections 5.06 (subject to the satisfaction of the Agent), 5.09 (subject to the determination of the Agent and the Required Banks), 5.10, 5.13, 5.16, 6.01, 6.02 and 6.03 have been satisfied on such date.

     5.03  Opinions of Counsel.  On or prior to the Effective
   Date, the Agent shall have received from (i) Davis Polk &
   Wardwell, special counsel to the Borrower, an opinion addressed to the Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agent or the Required Banks may reasonably request and (ii) general counsel of the Borrower, an opinion addressed to the Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Agent or the Required Banks may reasonably request.

     5.04 Corporate Documents; Proceedings. (a) On or prior to the Effective Date, the Agent shall have received a certificate, dated the Effective Date, signed by the President, any Senior Vice President or any Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws of the Borrower and the resolutions of the Borrower referred to in such certificate, and the foregoing shall be acceptable to the Agent and the Required Banks in their sole discretion.

     (b) All corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agent and the Required Banks, and the Agent and the Banks shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agent or the Required Banks reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     5.05  Employee Benefit Plans; Shareholders' Agreements;
   Management Agreements; Employment Agreements; Collective
   Bargaining Agreements; Existing Indebtedness Agreements; Tax
   Sharing Agreements; Supply Agreements; Non-Compete
   Agreements; Material Contracts. On or prior to the Effective Date, there shall have been delivered to the Agent true and correct copies, certified as true and complete by an appropriate officer of the Borrower, of each of the following:

        (i) all employee benefit plans, or any other similar plans or arrangements for the benefit of employees of the Borrower and any profit sharing plans and deferred compensation plans of the Borrower (the "Employee Benefit Plans");

       (ii) all agreements entered into by the Borrower governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to their capital stock (the
        "Shareholders' Agreements");

      (iii)   all agreements with members of, or with
        respect to the, "management" (as identified on Form 10-K of the Borrower for the fiscal year ending December 31, 1995) of the Borrower other than Employment Agreements (the
        "Management Agreements");

       (iv) any employment agreement entered into by the Borrower with any person identified as an officer or any executive on Form 10-K of the Borrower for the fiscal year ending December 31, 1995 (the "Employment Agreements");

        (v) all collective bargaining agreements applying or relating to any employee of the Borrower (the "Collective Bargaining Agreements");

       (vi)   any agreement evidencing or relating to
        Existing Indebtedness of the Borrower (the "Existing
        Indebtedness Agreements");

      (vii) all tax sharing, tax allocation and other similar agreements entered into by the Borrower (the "Tax
        Sharing Agreements");

     (viii) all material supply contracts to which the Borrower is a party (the "Supply Agreements");

       (ix) all non-compete agreements entered into by the Borrower (the "Non-Compete Agreements"); and

        (x) all other material contracts and licenses of the Borrower (the "Material Contracts");

   all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective
   Bargaining Agreements, Existing Indebtedness Agreements, Tax
   Sharing Agreements, Supply Agreements, Non-Compete
   Agreements and Material Contracts shall be in form and substance satisfactory to the Agent and the Required Banks; provided, however, that only those Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements,
   Collective Bargaining Agreements, Existing Indebtedness
   Agreements, Tax Sharing Agreements, Supply Agreements, Non-
   Compete Agreements and Material Contracts which were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, have been materially modified since such date, shall be required to be delivered pursuant to this Section 5.05.

     5.06 Senior Notes. On or prior to the Effective Date, (i) the Borrower shall have issued the Senior Notes and received gross cash proceeds therefrom (before the payment of fees and expenses in connection therewith) in an aggregate amount of at least
   $120,000,000, (ii) the Banks shall have received copies of the Senior Note Documents certified as true and correct by an appropriate officer of the Borrower, and (iii) the Senior Note
   Documents shall be in full force and effect and the terms and conditions thereof shall be in form and substance satisfactory to the Agent.

     5.07 Initial Borrowing Base Certificate. On or prior to the Effective Date, the Borrower shall have delivered to the Agent the initial Borrowing Base Certificate meeting the requirements of
   Section 8.01(j).

     5.08  Security Agreement.  On or prior to the Effective
   Date, (i) the Borrower shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of the Borrower's present and future Security Agreement Collateral, in each case together with:

        (i) proper Financing Statements or amendments thereto (Form UCC-1 or UCC-3 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect (or maintain the perfection of) the security interests purported to be created (or maintained) by the Security
        Agreement;

       (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the Borrower, or a division or other operating unit of the Borrower, as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such other financing statements (all of which shall constitute Permitted Liens or for which the Collateral Agent shall receive termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

      (iii)   evidence of the completion of all other
        recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect (or maintain the perfection of) the security interests intended to be created (or maintained) by the Security Agreement; and

       (iv) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect (or maintain the perfection of) the security interests purported to be created (or maintained) by the Security Agreement have been taken.

     5.09 Adverse Change, etc. On the Effective Date, nothing shall have occurred since December 31, 1995 (and the Banks shall have become aware of no facts or conditions not previously known) which the Agent or the Required Banks shall determine (a) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of the Borrower to perform its obligations to the Agent and the Banks under this Agreement or any other Credit Document or (b) could reasonably be expected to have a Material Adverse Effect.

     5.10 Litigation. (a) On the Effective Date, no action, suit or proceeding by any entity (private or governmental) shall be pending or, to the best knowledge of the Borrower, threatened (i) with respect to this Agreement, any other Document or any documentation executed in connection herewith or with respect to the transactions contemplated hereby or thereby, (ii) with respect to any Indebtedness of the Borrower or (iii) which could reasonably be expected to have a Material Adverse Effect.

     (b) On the Effective Date, no material investigation by any governmental entity (including, without limitation, the DHHS or any agency of the State of California or any other state but excluding legislative and regulatory investigations and proceedings relating to the clinical laboratory industry in general which could not reasonably be expected to have a Material Adverse Effect) with respect to the business practices or procedures of the Borrower (including, without limitation, sales and marketing, pricing or billing practices) shall be pending or, to the best knowledge of the Borrower, threatened.

     5.11 Fees, etc. On the Effective Date, the Borrower shall have paid in full (a) to the Agent and the Original Banks all costs, fees, expenses (including, without limitation, all legal fees and expenses) payable to the Agent and the Original Banks under the Original Credit Agreement (whether or not same would otherwise be due on such date thereunder) and (b) to the Agent and the Banks all costs, fees and expenses (including, without limitation, all legal fees and expenses) payable to the Agent and the Banks hereunder to the extent then due.

     5.12 Insurance Policies. On or prior to the Effective Date, the Agent shall have received evidence (including, without limitation, certificates with respect to each insurance policy listed in Schedule II, naming (i) the Collateral Agent as loss payee with respect to property policies and (ii) the Collateral Agent, the Agent and each Bank as an additional insured, with respect to all policies other than directors' and officers' fiduciary, crime, special coverage (i.e., kidnap and ransom), medical professional or workmen's compensation policies, and stating that any such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Agent) of insurance complying with the requirements of Section 8.03 for the business and properties of the Borrower, in form and substance satisfactory to the Agent and the Required
   Banks.

     5.13 Approvals. All necessary governmental and third party approvals in connection with the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect. Additionally, there shall not exist any judgment, order, injunctive or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified with respect to the making of the Loans hereunder or the consummation of the other transactions contemplated by the Documents.

     5.14  Financial Statements.  On or prior to the Effective
   Date, the Banks shall have received (i) the consolidated balance sheet of the Borrower at December 31, 1993, 1994 and 1995 and the related statements of income and retained earnings and changes in financial position of the Borrower for the fiscal year ended as of each such date, which have been examined by Arthur Andersen, LLP, independent certified public accountants, who delivered an unqualified opinion in respect thereto, and (ii) the pro forma (after giving effect to the Transaction) consolidated balance sheet of the Borrower as at December 31, 1995, all of which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be in form and substance satisfactory to the Agent and the Required Banks, and shall not disclose any material adverse differences in the financial condition of the Borrower from that previously disclosed to the Agent and the Required Banks.

     5.15 Projections. Prior to the Effective Date, the Banks shall have received consolidated projections for the Borrower for the fiscal years ended December 31, 1996 through 1998 (the "Projections") certified by the chief financial officer or controller of the Borrower, which Projections, and the supporting assumptions and explanations thereto, shall be satisfactory in form and substance to the Agent and the Required Banks.

     5.16 Refinancing. On or prior to the Effective Date, and after giving effect to the Transaction, the Borrower shall not have any Indebtedness outstanding except for the Senior Notes, the Loans and the Existing Indebtedness, which Existing Indebtedness shall not exceed $11,500,000. All of the Existing Indebtedness shall remain outstanding after the Transaction and the other transactions contemplated hereby without any default or events of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions satisfactory to the Agent and the Required Banks), and there shall not be any amendments or modifications to the Existing
   Indebtedness Agreements other than as requested or approved by the Agent or the Required Banks. The Agent and the Required
   Banks shall be satisfied with the amount of and the terms and conditions of (i) all Existing Indebtedness and (ii) the repayment of all Indebtedness repaid in connection with the transactions contemplated hereby, including, without limitation, all amounts owing pursuant to the Original Credit Agreement (collectively, the "Refinanced Indebtedness") and the amount of all accrued interest, premiums, fees, commissions and expenses owing in connection with the repayment of such Refinanced Indebtedness and all Liens in connection with such Refinanced Indebtedness shall have been terminated (or, in the case of Liens under the Original Credit
   Agreement, assigned or amended) (and all appropriate releases, termination statements or other instruments of amendment or assignment with respect thereto shall have been obtained) to the satisfaction of the Agent and the Required Banks. The Agent shall have received copies, certified as true and complete by an appropriate officer of the Borrower of all documents executed in connection with the repayment of the Refinanced Indebtedness and the release, assignment or amendment, as the case may be, of the Liens thereunder.

     5.17 Consent Letter. The Agent shall have received a letter from National Corporate Research, Ltd., currently located at 225
   West 34th Street, Suite 2110, New York, New York 10122, substantially in the form of Exhibit H hereto, indicating its consent to its appointment by the Borrower as its agent to receive service of process as specified in Section 13.08 of this Agreement.

     5.18 Due Diligence. The Agent and the Banks shall have completed, and be satisfied with the results of, their business and legal due diligence review with respect to the Borrower and the other transactions contemplated by the Documents, including, without limitation, a due diligence review of the financials (including an audit), tax status, environmental and insurance matters and product liability and regulatory matters with respect to the Borrower.


     Section 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans on the Initial Borrowing Date) and the obligation of the Issuing Bank to permit the Existing Letters of Credit to remain outstanding on the Effective Date and to issue any other Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

     6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto
   (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     6.02 Adverse Change, etc. At the time of each such Credit Event, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) since December 31, 1995 which the Agent or the Required Banks shall determine (i) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of the Borrower to perform its obligations to the Banks under this Agreement or any other Credit Document or (ii) which could reasonably be expected to have a Material Adverse Effect.

     6.03 Litigation. (a) At the time of each such Credit Event and also after giving effect thereto, no action, suit or proceeding by any entity (private or governmental) shall be pending or, to the best knowledge of the Borrower, threatened with respect to this Agreement or any other Document or the transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect.

     (b) At the time of each such Credit Event and also after giving effect thereto, no material investigation by any governmental entity (including, without limitation, the DHHS or any agency of the State of California or any other state, but excluding legislative and regulatory investigations and proceedings relating to the clinical laboratory industry in general which could not reasonably be expected to have a Material Adverse Effect) with respect to the business practices or procedures of the Borrower (including, without limitation, sales and marketing, pricing and billing practices) shall be pending or, to the best knowledge of the Borrower, threatened.

     6.04  Notice of Borrowing; Letter of Credit Request.  (a)
   Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03. Prior to the making of any Swingline Loan, Paribas shall have received the notice required by Section 1.03(b)(i).

     (b) Prior to the issuance of each Letter of Credit, the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

     The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Banks that all the conditions specified in this Section 6 (and with respect to each Credit Event occurring on the Initial Borrowing
   Date, the conditions specified in Section 5) exist as of that time.
   All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and, unless otherwise specified, shall be in form and substance satisfactory to the Banks.

     Section 7.  Representations, Warranties and Agreements.
   In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, as of the Effective Date (both before and after giving effect to the Transaction and the Credit Events occurring on either such date) and as of the date of each subsequent Credit Event which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the Notes and any subsequent Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

     7.01 Corporate Status. The Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a Material
   Adverse Effect.

     7.02 Corporate Power and Authority. The Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. The Borrower has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     7.03 No Violation. Neither the execution, delivery or performance by the Borrower of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof,
   (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, or any other agreement, contract or instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or
   (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents) of the Borrower.

     7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Effective Date and are in full force and effect and except for any filings of financing statements and other documents required by or in connection with the Security Documents and any filings, registrations or approvals required under state blue sky securities laws in connection with the sale of the Senior Notes), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

     7.05  Financial Statements; Financial Condition;
   Undisclosed Liabilities; Projections; etc. (a) (i) The consolidated balance sheets of the Borrower at December 31, 1993, 1994 and 1995 and the related statements of income and retained earnings and changes in financial position of the Borrower for the fiscal years ended as of said dates, which have been examined by Arthur
   Andersen, LLP, independent certified public accountants, who delivered unqualified opinions in respect thereto and (ii) the pro forma
   (after giving effect to the Transaction) consolidated balance sheet of the Borrower as at December 31, 1995 copies of all of which financial statements referred to in the preceding clauses (i) and (ii) have heretofore been furnished to each Bank, present fairly the financial position of the Borrower at the dates of said statements and the results of operations for the period covered thereby (or, in the case of the pro forma balance sheets, present a good faith estimate of the pro forma financial condition of the Borrower (after giving effect to the Transaction) at the date thereof). All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements. Since December 31, 1995, there has been no material adverse change in the performance, business, assets, nature of assets, contracts, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower.

     (b) On and as of the Effective Date, on a pro forma basis after giving effect to the Transaction: (a) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts; (b) the Borrower has not incurred, does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) the Borrower will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     (c) Except as fully reflected in the financial statements and the notes related thereto described in Section 7.05(a), there were as of the Effective Date (and after giving effect to the Transaction) no liabilities or obligations with respect to the Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower. As of the Effective Date, the Borrower does not know of any basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements and the notes related thereto described in Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower. As of the Effective Date (and after giving effect to the Transaction) the Borrower will have no outstanding Indebtedness other than the Loans, the Senior Notes and the Existing Indebtedness.

     (d) On and as of the Effective Date, the Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a) (other than as specifically described in the notes to such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Effective Date, the Borrower believes that the Projections are reasonable and attainable.

     (e) On the Effective Date, the aggregate principal amount of outstanding travel, relocation and other expenses advanced by the Borrower to its employees for business related activities of the Borrower does not exceed $100,000 (determined without regard to any write-downs or write-offs of such loans and advances). On the Effective Date, the aggregate principal amount of outstanding loans and other advances (not including amounts covered by the preceding sentence) to key operating employees and officers does not exceed $700,000 (determined without regard for any write-downs or write-offs of such loans or advances).

     7.06 Litigation. (a) There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Document or the transactions contemplated thereby, (ii) with respect to any Indebtedness of the Borrower, or (iii) that could reasonably be expected to have a Material Adverse Effect.

     (b) There are no material investigations pending or, to the best knowledge of the Borrower, threatened by any governmental entity (including, without limitation, the DHHS or any agency of the State of California or any other state, but excluding legislative and regulatory investigations and proceedings relating to the clinical laboratory industry in general which could not reasonably be expected to have a Material Adverse Effect) with respect to the business practices or procedures of the Borrower (including, without limitation, sales and marketing, pricing and billing practices).

     7.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by the Borrower in writing to any Bank (including, without limitation, all information contained in the Documents and in the prospectus for the Senior Notes) for purposes of or in connection with this Agreement or the Transaction is, and all other such factual information (taken as a whole) hereafter furnished by the Borrower in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of Revolving Loans and Swingline Loans incurred after the Effective Date shall be used for the Borrower's working capital purposes.

     (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     7.09 Tax Returns and Payments. All Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for material taxes of the Borrower for the periods covered thereby. The Borrower has paid all material taxes payable by it other than taxes which are not yet due and payable, and other than those contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. The Borrower has been verbally notified by the Tax and Permit Division of the City of Los Angeles of a possible claim for unpaid taxes based on the Borrower's gross receipts from 1991 to 1993 (inclusive) and the Borrower has submitted a claim for full indemnification against any loss or expense arising therefrom pursuant to the Agreement and Plan of Merger and Reorganization between Corning Incorporated, various related entities and MetCal, Inc., dated as of January 19, 1993. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened (including as described in the previous sentence) by any authority regarding any taxes relating to the Borrower. As of the Effective Date, the Borrower has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower not to be subject to the normally applicable statute of limitations. The Borrower has not provided, with respect to itself or property held by it, any consent under Section 341 of the Code. The Borrower has not incurred, and will not incur, any material tax liability in connection with the Transaction and the other transactions contemplated hereby.

     7.10  Security Agreement.  (a)  The provisions of the
   Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the Security Agreement Collateral and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest of the Borrower, in all of the Security Agreement Collateral, subject to no other Liens other than Permitted Liens. The Borrower has good and marketable title to all Security Agreement Collateral, free and clear of all Liens except Permitted Liens.

     (b) Schedule III contains a true and complete list of each Real Property owned or leased by the Borrower on the Effective
   Date, and the type of interest therein held by the Borrower. On the Effective Date, the Borrower does not own any interest in any Real Property other than Leaseholds.

     7.11 Capitalization. On the Effective Date, Schedule IV contains a true and complete description of the capitalization of the Borrower. All of such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Effective Date, except as provided on
   Schedule IV, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance
   (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock. Under the terms of the Borrower Preferred Stock, Dividends are payable in respect of the Borrower Preferred Stock in an aggregate amount not in excess of $36,000 per fiscal quarterly period of the Borrower.

     7.12 Subsidiaries. On the Effective Date, the Borrower has no Subsidiaries.

     7.13 Senior Notes.  As of the Effective Date, the Senior
   Notes have been duly authorized, issued and delivered in accordance with applicable law and the prospectus relating thereto, and such prospectus, as of the date of its issue, does not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     7.14 Indebtedness. Schedule VI sets forth a true and complete list of any Indebtedness (other than the Loans, the Letters of Credit and the Senior Notes) of the Borrower to be outstanding as of the Effective Date after giving effect to the Transaction (the "Existing Indebtedness"), in each case showing the aggregate amount thereof and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt.

     7.15 Compliance with Statutes, etc. (a) The Borrower is in material compliance with all applicable material statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of (a) the conduct of its business, including, without limitation, (i) the Social Security Act and the amendments thereto, including the so-called "Medicare/ Medicaid Anti-Kickback Statute," and the provisions of 42 U.S.C. Section 1320(a)(7b) and 42 U.S.C. Section 1395nn and related regulations, (ii) applicable Medicare program regulations, including the Health Care Financing Administration's carrier directives prohibiting home health care providers from completing Certificates of Medical Necessity on behalf of physicians, (iii) the federal Food, Drug and Cosmetic Act and the so-called "pharmacy exemption" contained therein and the U.S. Food and Drug Administration's Compliance Policy Guide Number 7132.16 entitled "Manufacture, Distribution, and Promotion of Adulterated, Misbranded, or
   Unapproved New Drugs for Human Use by State-Licensed Pharma-

   cies," (iv) the Food and Drug Administration guidelines and all OSHA regulations including those in connection with any oxygen filling stations maintained or operated by the Borrower and 29
   C.F.R. 1910, 1030 Occupational Exposure to Bloodborne
   Pathogens and (v) all federal, state and local fraud and abuse laws, rules and regulations and (b) the ownership of its property (other than applicable statutes, regulations, orders and restrictions relating to environmental standards and controls which statutes, etc. are covered by Section 7.17).

     (b) On the Effective Date, to the best knowledge of the Borrower and except as set forth in the prospectus relating to the Senior Notes, there are no current proposals for adoption of new statutes, regulations or orders of any governmental body, domestic or foreign, affecting the clinical laboratory industry specifically and applicable to the Borrower and no current proposals for, any amendment to existing statutes, regulations or orders of any governmental body, domestic or foreign, affecting the clinical laboratory industry specifically and applicable to the Borrower, which proposals, in either case, if adopted (in their current form or otherwise), could have a Material Adverse Effect.

     7.16 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan which has or could reasonably be expected to result in material liability; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability in excess of $250,000; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
   4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980
   of the Code or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing
   Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its ERISA Affiliates to all Plans which are multiemployer plans as defined in Section
   4001(a)(3) of ERISA (a "Multiemployer Plan") in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event would not exceed $250,000; no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower may by taking appropriate actions, including, without limitation, the provision of appropriate notices, terminate or cease contributions to any employee benefit plan maintained by any of them without incurring any material liability.

     7.17 Environmental Matters. (a) The Borrower has complied in all material respects with, and on the date of each Credit Event is in compliance in all material respects with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no past, pending or, to the best knowledge of the Borrower, threatened material
   Environmental Claims against the Borrower or any Real Property owned or operated by the Borrower. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or, to the best knowledge of the Borrower, on any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of a material Environmental Claim against the Borrower or any Real Property owned or operated by the Borrower or (ii) to cause any such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any applicable Environmental Law.

     (b) Except in small amounts necessary in the ordinary course of business of the Borrower and in compliance in all material respects with applicable Environmental Laws, the Borrower has not, at any time, generated, used, treated, stored, transported or released Hazardous Materials on, to or from any Real Property owned, leased or at any time operated by the Borrower.

     (c) Except as set forth on Schedule VIII, there are not now and, to the best knowledge of the Borrower, never have been any underground storage tanks located on any Real Property owned or operated by the Borrower.

     (d) No Real Property owned or at any time operated by the Borrower is located on any site listed on, or proposed in the Federal Register for listing on, the Superfund National Priorities List, or listed on the Comprehensive Environmental Response
   Compensation and Liability Information System or their state equivalents.

     7.18 Labor Relations. The Borrower is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Borrower or, to the best knowledge of the Borrower, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or, to the best knowledge of the Borrower, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or, to the best knowledge of the Borrower, threatened against it, and (iii) no union representation question existing with respect to the employees of the Borrower, except
   (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) those matters which could not reasonably be expected to have a Material Adverse Effect.

     7.19 Patents, Licenses, Franchises and Formulas. (a) The Borrower owns, has a license to use or otherwise has the right to use, free and clear of pending or threatened Liens, all the patents, patent applications, trademarks, service marks, trade names, trade secrets, copyrights, proprietary information and knowledge, technology, computer programs, data bases, licenses, franchises and formulas, or rights with respect to the foregoing (collectively, "Intellectual Property"), and has obtained assignments of all leases, all licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or as a failure to obtain which, as the case may be, could reasonably be expected to have a Material Adverse Effect.

     (b) The Borrower has no knowledge of any claim by any third party contesting the validity, enforceability, use or ownership of the Intellectual Property, nor of any existing state of facts that would support a claim that use by the Borrower of any such Intellectual Property has infringed or otherwise violated any Intellectual Property right of any other Person, and, to the best knowledge of the Borrower, no such claim is threatened other than claims which could not reasonably be expected to have a Material Adverse Effect.

     7.20 Properties; Insurance. (a) The Borrower has good and marketable or merchantable, as the case may be, title to all material properties owned by it, including all property reflected as owned in the consolidated balance sheet of the Borrower at December 31, 1995 referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business or, in the case of any sale or disposition after the Effective Date, as permitted by Section 9.02), free and clear of all Liens, other than (i) as referred to in such consolidated balance sheets or in the notes thereto or in the pro forma balance sheet or (ii) as otherwise permitted by Section 9.01.

     (b) Schedule II sets forth a true and complete list of all insurance policies maintained with respect to the Borrower as of the Effective Date. The insurance policies listed on Schedule II are maintained with financially sound and reputable insurance companies in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated.

     7.21  Investment Company Act.  The Borrower is not an
   "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment
   Company Act of 1940, as amended.

     7.22 Public Utility Holding Company Act. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     7.23 Leases. With respect to any lease or rental agreement to which the Borrower is a party as lessee (i) such lease or rental agreement is in full force and effect, (ii) such lessee has complied in all respects with all of the terms of such lease or rental agreement, (iii) there exists no event of default or an event, act or condition which with notice or lapse of time, or both, would constitute an event of default thereunder by either such lessee, or to the best knowledge of the Borrower, the landlord thereunder and
   (iv) such lessee is in possession of the premises demised under all such leases and rental agreements and is conducting business on such premises, except where all such failures to be in full force and effect, non-compliances, events of default and defaults and non-possessions as could not reasonably be expected to have a Material Adverse Effect.

     Section 8. Affirmative Covenants. The Borrower covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations are paid in full:

     8.01 Information Covenants. The Borrower will furnish to the Agent and each Bank:

          (a) Monthly Reports. Within 30 days after the end of each fiscal month other than the last such month of any fiscal quarter of the Borrower the consolidated balance sheet of the Borrower as at the end of such month and the related consolidated statement of operations and retained earnings and statement of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, and (x) in the case of the statement of operations and retained earnings setting forth comparative figures for the corresponding month in the prior fiscal year and comparable budgeted figures for the current period, and
        (y) and in the case of the balance sheet, setting forth comparative figures for the immediately preceding audited period, all of which shall be certified by the chief financial officer or controller of the Borrower, subject to normal year-end audit adjustment.

          (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower as at the end of such quarterly period and the related consolidated statement of operations, retained earnings and cash flows, in each case for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and
        (x) in the case of the statement of operations and retained earnings setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for the current period and (y) in the case of the balance sheet, setting forth comparative figures for the immediately preceding audited period, all of which shall be certified by the chief financial officer of the Borrower, subject to normal year-end audit adjustments.

          (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower as at the end of such fiscal year and the related consolidated and consolidating statements of operations and retained earnings and related consolidated statements of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such period and certified by Arthur Andersen LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Required
        Banks, together with a signed opinion of such accounting firm (which opinion shall not be qualified in any respect) stating that in the course of its regular audit of the financial statements of the Borrower which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing as a result of a failure to comply with Section 9 or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (d) Budgets. As soon as available but no later than 60 days following the first day of each fiscal year of the Borrower, a budget for the Borrower in form satisfactory to the Agent and the Required Banks (including budgeted statements of operations and sources and uses of cash and balance sheets) prepared by the Borrower for (x) each calendar month of such fiscal year in the case of the budgeted statement of operations and (y) the entire fiscal year, in the case of the statements of operations and cash flows and the balance sheet, in each case, prepared in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of the chief financial officer of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

          (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a), (b) and (c), a certificate of the chief financial officer of the Borrower to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, in the case of certificates delivered pursuant to Section 8.01(b) or (c), shall set forth the Leverage Ratio for the most recent Reduction Test Period, together with, in reasonable detail, the calculations required to establish such ratio and whether the Borrower was in compliance with the provisions of Sections 4.02, 9.04 through 9.06, inclusive, and 9.08 through 9.11, inclusive, 9.16 and 9.17 at the end of such fiscal quarter or year, as the case may be. In addition, not more than 45 days after the close of each fiscal year of the Borrower, a certificate of the chief financial officer of the Borrower, which certificate shall set forth the Leverage Ratio for such fiscal year, together with, in reasonable detail, the calculations required to establish such ratio.

          (f) Notice of Default or Litigation. Promptly, and in any event within two Business Days after an officer of the Borrower obtains knowledge thereof, written notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or proceeding pending
        (x) against the Borrower which could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Document, (iii) any litigation or investigation or proceeding brought by any governmental entity pending against the Borrower (other than tax inquiries and quality assurance inspections, in each case, in the ordinary course of business) and (iv) any other event which could reasonably be expected to have a Material Adverse Effect.

          (g) Other Reports and Filings. Promptly upon transmission thereof, copies of any financial information, proxy materials and other information and reports, if any, which the Borrower (x) has filed with the Securities and Exchange Commission or any successor thereto (the "SEC") or (y) has delivered to holders of, or any agent or trustee with respect to, Indebtedness of the Borrower in its capacity as such a holder, agent, or trustee.

          (h) Environmental Matters. Promptly upon, and in any event within two Business Days after an officer of the Borrower obtains knowledge thereof, notice of any of the following environmental matters: (i) any pending or threatened material Environmental Claim against the Borrower or any Real Property owned or operated at any time by the Borrower; (ii) any condition or occurrence on or arising from any Real Property owned or operated at any time by the Borrower that (a) results in a material noncompliance by the Borrower with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of a material Environmental Claim against the Borrower or with respect to any such Real Property; (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any property adjoining or in the vicinity of such Real Property that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or at any time operated by the Borrower as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto. In addition, the Borrower will provide the Banks with copies of all communications with any government or governmental agency or any other
        Person relating to material Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Banks.

          (i) Annual Meetings with Banks. Within 120 days after the close of each fiscal year of the Borrower, the Borrower shall, at the request of the Agent or the Required Banks, hold a meeting with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and the budgets presented for the current fiscal year of the Borrower.

          (j)  Borrowing Base Certificate.  (i)  On the Effective
        Date and (ii) thereafter, not later than 12:00 Noon (New
        York time) on the twentieth day after the end of each fiscal month, a borrowing base certificate substantially in the form of Exhibit I (each, a "Borrowing Base Certificate"), with respect to the Eligible Receivables and the Eligible
        Inventory of the Borrower as of (x) in the case of clause (i), January 31, 1996 and (y) in the case of clause (ii), the last day of the immediately preceding fiscal month, and in each case, certified by the chief financial officer or controller of the Borrower.

          (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower, as the Agent or the Required Banks may reasonably request.

     8.02 Books, Records and Inspections. The Borrower will keep proper books of record and account in which full, true and correct entries in conformity with United States generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Borrower, any of the properties of the Borrower, and to examine the books of account of the Borrower and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

     8.03  Maintenance of Property, Insurance.  (a) The
   Borrower will (i) keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described on Schedule II and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. The provisions of this
   Section 8.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

     (b) The Borrower will at all times keep all of its properties covered by the insurance described on Schedule II insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral
   Agent (including, without limitation, by naming (x) the Collateral
   Agent as loss payee with respect to property policies and (y) the Collateral Agent, the Agent and each Bank as an additional insured with respect to all policies other than directors' and officers', fiduciary, crime, special coverage (i.e., kidnap and ransom), medical professional or workmen's compensation policies) with respect to Collateral, (ii) shall state that such insurance policies shall not be cancelled or revised without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation, if applicable, with respect to the Collateral Agent, (iv) shall contain the standard noncontributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower (absent fraud), (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent. If the Borrower shall fail to insure its property in accordance with this
   Section 8.03, or if the Borrower shall fail to endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), upon at least five Business Days' prior notice to the Borrower to procure such insurance and the Borrower agrees to reimburse the Collateral
   Agent for all costs and expenses of procuring such insurance.

     8.04 Corporate Franchises. The Borrower will do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents, provided, however, nothing in this Section 8.04 shall prevent (i) any transaction permitted in accordance with Section
   9.02 or (ii) the withdrawal by the Borrower of its qualification as a foreign corporation in a jurisdiction in which such withdrawal could not have a Material Adverse Effect.

     8.05 Compliance with Statutes, etc. The Borrower will comply in all material respects with all applicable material statutes, regulations and orders of, and all applicable material restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, the laws and regulations referred to in Section 7.15(a)).

     8.06  Compliance with Environmental Laws.  (a) The
   Borrower will comply in all material respects with all Environmental Laws applicable to ownership or use of the Real Property, will promptly pay all costs and expenses incurred in such compliance, and will keep or cause to be kept all such Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws. The Borrower will not generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any Real Property except as required in connection with the normal operation, use and maintenance of such Real Property and in material compliance with all applicable Environmental Laws.

     (b) At the request of the Agent or the Required Banks, at any time and from time to time during the existence of this
   Agreement: (i) if an Event of Default exists under this Agreement and it is reasonably likely that the Required Banks will declare the Obligations due and payable pursuant to Section 10 and the Required Banks believe that an environmental site assessment report is necessary or appropriate in connection with any exercise of remedies under the Credit Documents, (ii) upon the reasonable belief by the Agent that the Borrower is not in material compliance with Environmental Law or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Borrower, the Borrower will provide, at its sole cost and expense, an environmental site assessment report reasonable in scope concerning any Real Property of the Borrower, prepared by an environmental consulting firm approved by the Agent and the Required Banks, indicating the presence or Release of Hazardous Materials on or from any of the Real Property and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same, after sixty (60) days' notice, the Agent may order the same, and the Borrower shall grant and hereby grants to the Agent and the Banks and their agents access to such Real Property and specifically grants to the Agent and the Banks and their agents an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

     8.07 ERISA. As soon as possible and, in any event, within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred which may result in material liability; that an accumulated funding deficiency within the meaning of Section 412 of the Code has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section
   412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current
   Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069,
   4201, 4204 or 4212 of ERISA or with respect to a Plan under
   Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). The Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (other than a Multiemployer Plan) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 20 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower or the ERISA Affiliate, as applicable.

     8.08 End of Fiscal Years; Fiscal Quarters. The Borrower will cause its fiscal years to end on December 31, and each of its first three fiscal quarters to end on March 31, June 30 and September 30.

     8.09 Performance of Obligations. The Borrower will perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such instances of non-performance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.10 Payment of Taxes. The Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

     8.11 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 7.08.

     8.12 UCC Searches. On or prior to the 60th day following the Effective Date, the Borrower shall deliver to the Agent (at the Borrower's own cost) copies of Request for Information or Copies (UCC-11), or equivalent reports verifying that all financing statements necessary or, in the opinion of the Collateral Agent desirable, to perfect (or maintain the perfection of) the security interests purported to be created (or maintained) by the Security Agreement shall have been properly recorded and filed.

     8.13 Intellectual Property Rights. The Borrower will maintain in full force and effect all Intellectual Property rights necessary or appropriate to the business of the Borrower and take no action (including, without limitation, the licensing of Intellectual Property), or fail to take an action, as the case may be, in connection with such Intellectual Property rights which could reasonably be expected to result in a Material Adverse Effect. The Borrower will diligently prosecute all pending applications filed in connection with seeking or seeking to perfect the Intellectual
   Property rights and take all other reasonable actions necessary for the protection and maintenance of the Intellectual Property rights necessary or appropriate to the business of the Borrower at all times from and after the Effective Date except where the failure to do any of the foregoing is not reasonably likely to have a Material Adverse Effect.

     8.14 Registry. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 8.14, to maintain a register (the "Register") on which it will record the Revolving Loan Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank.
   Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 8.14.

     8.15 Further Actions. The Borrower shall at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments or executed counterparts to the Security Agreement and take such further steps relating to perfecting (or maintaining the perfection of) the security interest of the Secured Creditors in the Security Agreement
   Collateral as the Collateral Agent may reasonably require and in each case within 60 days from the date such action is requested to be taken. Furthermore, not later than 60 days from the date of any such request by the Agent or the Required Banks the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel and other documents as may be reasonably requested by the Agent or the Required Banks to assure themselves that this Section
   8.15 has been complied with.

     8.16 Permitted Acquisitions. (a) Subject to the remaining provisions of this Section 8.16 applicable thereto and the requirements contained in the definition of Permitted Acquisition, the Borrower may from time to time, on or after the Effective Date, effect Permitted Acquisitions so long as:

        (i) with respect to each Permitted Acquisition, (x) no Default or Event of Default is in existence at the time of the consummation of such Permitted Acquisition or would exist after giving effect thereto (in determining compliance with financial covenants hereunder after giving effect to the proposed Permitted Acquisition, the Borrower's historical results for the relevant period set forth in such financial covenants shall be adjusted for all Indebtedness incurred in connection with the proposed Permitted Acquisition but shall not otherwise be adjusted for the effects of such proposed Permitted Acquisition), (y) such Permitted Acquisition shall comply with the terms of the Senior Notes Indenture and the Borrower shall furnish the Agent and the Banks with an officer's certificate executed by the President or the Chief Financial Officer certifying as to compliance with this clause (y) and (z) in the case of any Permitted Acquisition for which the aggregate purchase price payable by the Borrower is $500,000 or more, the Borrower shall furnish the Agent and the Banks with an officer's certificate executed by the President or the Chief Financial Officer certifying as to compliance with clause (x) above;

       (ii) with respect to all Permitted Acquisitions on and after the Effective Date, during each Permitted Acquisition Period, the total purchase price of all such Permitted Acquisitions shall not exceed in the aggregate (x) $5,000,000 in cash paid, or to be paid, by the Borrower in connection with such Permitted Acquisitions and (y) $5,000,000 in fair market value of all common stock of the Borrower issued, or to be issued, in connection with such Permitted Acquisition (such fair market value to be determined by taking the average closing price of such stock on the Nasdaq Stock Market/Nasdaq National Market or on another national securities exchange for the 10 trading days immediately preceding the date of the applicable Permitted Acquisition or if the common stock is not trading on such market or exchange such other fair market value as shall be acceptable to the Agent (the "Fair Market Value")); and

      (iii) in the case of any Permitted Acquisition for which the aggregate purchase price payable by the Borrower is $500,000 or more, the amount of the Consolidated
        EBITDA of the assets being acquired in connection with the Permitted Acquisition for the period of four consecutive fiscal quarters (taken as one accounting period) last ended prior to the date of such Permitted Acquisition shall be greater than zero, provided that in determining such EBITDA the Borrower may take into account such cost savings as shall reasonably be expected to be obtained in connection with the acquisition, and provided further that, the amount of Consolidated EBITDA and the cost savings, if any, resulting from such acquisition shall each be reasonably verifiable to the satisfaction of the Agent.

     (b) The Borrower shall, on the date of a Permitted Acquisition, grant to the Collateral Agent, for the benefit of the Secured
   Creditors, a first priority perfected security interest in all inventory and receivables of the Borrower acquired in connection with the Permitted Acquisition and, within three Business Days of the date of such Permitted Acquisition, shall take all actions requested by the Agent or the Required Banks (including, without limitation, the obtaining of UCC-11's and the filing of UCC-1's) in connection with the granting of such security interests. All security interests required to be granted pursuant to this Section 8.16 shall be granted pursuant to the Security Agreement, including by way of an amendment (satisfactory in form and substance to the Agent) to the Security Agreement, if necessary, and shall (except as otherwise consented to by the Agent and the Required Banks) constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 9.01. Any required financing statements shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, granted pursuant to the Security Agreement and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of any amendment to the Security Agreement or of any financing statements in connection with a Permitted Acquisition, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent or the Required Banks to assure themselves that this Section has been complied with. Except as specifically set forth above, all actions required by this Section 8.16(b) shall be completed no later than the date on which the Permitted Acquisition is effected.

     (c) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.


     Section 9. Negative Covenants. The Borrower covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations, are paid in full:

     9.01 Liens. (a) The Borrower will not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided, that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (liens described below are herein referred to as "Permitted Liens"):

        (i) Liens with respect to taxes, assessments, levies or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

       (ii) Liens in respect of property or assets of the Borrower imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, mechanics' and landlords' and other similar Liens arising in the ordinary course of business, and
        (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or
        (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

      (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in
        Schedule VII, but only to the respective date, if any, set forth in such Schedule VII for the removal and termination of any such Liens;

       (iv) Liens created pursuant to this Agreement and the Security Documents;

        (v) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances on the property of the Borrower arising in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower;

       (vi) Liens on property of the Borrower subject to, and securing only, Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by
        Section 9.05(ii); provided that such Liens only secure the payment of Indebtedness arising under such Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation and the proceeds thereof do not encumber any other asset of the Borrower;

      (vii) Liens (other than any Lien imposed by ERISA) on property of the Borrower incurred or deposits made in the ordinary course of business (x) in connection with workers' compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), provided that the aggregate amount of cash and the fair market value of the property encumbered by Liens described in this clause (vii)(y) shall not exceed $250,000;

     (viii) Liens placed upon equipment or machinery used in the ordinary course of the business of the Borrower at the time of purchase thereof by the Borrower to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (viii) does not exceed at any one time outstanding $250,000 with respect to all machinery and equipment and
        (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower;

       (ix) Liens created by leases or subleases granted to others not interfering in any material respect with the business of the Borrower;

        (x) Liens arising from precautionary UCC-1 financing statement filings regarding operating or other equipment leases otherwise permitted under this Agreement;

       (xi) Liens (where there has been no execution or levy and no pledge or delivery of collateral, except that the pledge and delivery of collateral not in excess of $250,000 in the aggregate at any time shall be permitted) arising from and out of judgments or decrees in existence at such time not constituting an Event of Default;

      (xii) statutory landlords' liens under leases to which the Borrower is a party; and

     (xiii) Liens granted to the Trustee (as defined in the Senior Notes Indenture) pursuant to Section 7.07 of the
        Senior Notes Indenture.

     9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

        (i) Capital Expenditures by the Borrower shall be permitted to the extent not in violation of Section 9.08;

       (ii) the Borrower may, in the ordinary course of business, sell equipment which, in the reasonable judgment of the Borrower has become obsolete, worn out or uneconomic the proceeds of which are applied in accordance with Section 4.02(A)(d), or are used, or irrevocably committed, to purchase replacement equipment within 60 days from the date of such sale so long as the aggregate amount of Net Sale Proceeds from such sales in any one fiscal year do not exceed $250,000;

      (iii) the Borrower may make sales of inventory in the ordinary course of business;

       (iv) the Borrower may lease (as lessee) real or personal property to the extent permitted by Section 9.04 (so long as such lease does not create Capitalized Lease
        Obligations) and (in the cases of such leases that do create Capitalized Lease Obligations) Section 9.08;

        (v) investments may be made to the extent permitted by Section 9.06;

       (vi) the Borrower may, in the ordinary course of business, trade-in equipment for replacement equipment similar to the equipment traded-in, so long as the fair market value of such replacement equipment is equal to or greater than the fair market value of the equipment which the Borrower traded-in;

      (vii) other sales of assets for cash so long as (x) the aggregate amount of Net Sale Proceeds from such sales does not exceed $500,000 in any one fiscal year and (y) the Net Sale Proceeds are applied in accordance with Section 4.02(A)(d); and

     (viii) Permitted Acquisitions shall be permitted in accordance with Section 8.16.

     9.03 Dividends. The Borrower will not declare or pay any Dividends, except that, so long as there exists no Default or Event of Default prior to and after giving effect to such payment, the Borrower may pay Dividends in respect of Borrower Preferred
   Stock in an amount not to exceed $36,000 per fiscal quarterly period of the Borrower.

     9.04 Leases. The Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) made by the Borrower under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed at any time during the following fiscal years the amounts set forth opposite said fiscal years: 1996 - $20,000,000; 1997 - $22,000,000; 1998 - $24,000,000; and 1999 -
   $26,000,000.

     9.05 Indebtedness. The Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness, except:

        (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

       (ii)  Indebtedness evidenced by Capitalized Lease
        Obligations to the extent permitted pursuant to Section 9.08, provided that the aggregate amount of Indebtedness evidenced by Capitalized Lease Obligations shall not exceed at any time $1,000,000 (excluding Capitalized Lease Obligations listed on Schedule VI, and any refinancings or renewals thereof so long as the same is permitted under the Senior Notes Indenture and the principal component thereof is not increased);

      (iii)  Existing Indebtedness listed on Schedule VI
        (other than Indebtedness evidenced by Capitalized Lease
        Obligations) but without giving effect to any refinancings, renewals or increases in the principal amount thereof other than as set forth on Schedule VI;

       (iv) Indebtedness in amounts, and subject to Liens, permitted under Section 9.01(viii);

        (v) Indebtedness of the Borrower (other than any Indebtedness permitted pursuant to clause (v) above) consisting of guarantees of loans incurred by key executives of the Borrower in connection with relocation for work purposes in an amount not to exceed $500,000 at any one time outstanding;

       (vi) Indebtedness of the Borrower represented by the Fixed Payments and Contingent Payments as defined in the CSL Acquisition Agreement; and

      (vii)  the Senior Notes.

     9.06 Advances, Investments and Loans. The Borrower will not directly or indirectly lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or hold any cash or Cash Equivalents, except that the following shall be permitted:

        (i) the Borrower may acquire and hold receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

       (ii) the Borrower may acquire and hold cash and Cash Equivalents;

      (iii)  the Borrower may enter into Interest Rate
        Protection Agreements, provided that the aggregate notional amount of the Interest Rate Protection Agreements outstanding at any time shall not exceed the notional amount thereof outstanding on the Effective Date;

       (iv) the Borrower may make Capital Expenditures to the extent permitted by Section 9.08;

        (v) the Borrower may make or maintain travel, relocation and other expense advances to employees for business related activities of the Borrower in the ordinary course of business and consistent with past practice and not exceeding $500,000 in aggregate principal amount at any one time amount outstanding (determined without regard to any write-downs or write-offs of such loans and advances);

       (vi)  the Borrower may make loans and other
        advances to key operating employees and officers not to exceed $500,000 at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances);

      (vii) the Borrower may make loans and advances to the extent the Indebtedness evidenced thereby is permitted by Section 9.05; and

     (viii)  the Borrower may hold the UGL Note.

     9.07 Transactions with Affiliates. The Borrower will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower other than transactions by the Borrower in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower as would be obtainable by the Borrower at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (i) the Borrower may pay customary fees (whether in the form of cash or the common stock of the Borrower) to non-officer directors of the Borrower;

                (ii)     dividends may be paid to the extent provided in
             Section 9.03;

               (iii) loans may be made and other transactions may be entered into by the Borrower to the extent permitted by
             Section 9.06;

                (iv) options to purchase common stock, or restricted stock, of the Borrower may be granted to or acquired from officers, directors and employees of the Borrower in the ordinary course of business; and

          (v)       the Borrower may enter into employment
             arrangements with their respective officers and key employees in the ordinary course of business.

          9.08 Capital Expenditures. The Borrower will not make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including Capitalized Lease Obligations)
   (collectively, "Capital Expenditures"), except that during the period (taken as one accounting period) commencing on January 1, 1996 and ending on December 31, 1996 and during each fiscal year thereafter, the Borrower may make Capital Expenditures so long as the aggregate amount thereof does not exceed $5,000,000 in any such period.

   Notwithstanding anything to the contrary contained above, to the extent that Capital Expenditures made during any period set forth above are less than the amount set forth for such period above, 50% of such amount may be carried forward to the immediately succeeding fiscal year and utilized to make Capital Expenditures in excess of the amount permitted above in the following period, provided, that (x) any amount carried forward from the immediately preceding fiscal year, if any, shall not be utilized during a fiscal year to make Capital Expenditures unless and until the relevant amount set forth above for such fiscal year shall have been utilized in full to make Capital Expenditures during such fiscal year and (y) no amounts once carried forward to the next period may be carried forward to periods again thereafter. For purposes of this Section 9.08, (I) amounts expended or irrevocably committed to purchase replacement assets which relates to a Recovery Event within 120 days after such event shall constitute Capital Expenditures only to the extent that such expenditures exceed (x) the amount of the net proceeds of insurance recoveries which are required to be applied to the repayment of Loans pursuant to Section 4.02(A)(e) or (y) the net proceeds of insurance recoveries which were received in connection with such Recovery Event and (II) Permitted
   Acquisitions made in accordance with Section 8.16 shall not constitute Capital Expenditures for purposes of determining compliance with this Section 9.08.

     9.09 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth below opposite such date:

   Fiscal Quarter

       Ended             Ratio

   June 30, 1996         1.15:1.00
   September 30, 1996    1.25:1.00
   December 31, 1996     1.25:1.00
   March 31, 1997        1.30:1.00
   June 30, 1997         1.30:1.00
   September 30, 1997    1.30:1.00
   December 31, 1997     1.30:1.00
   March 31, 1998        1.30:1.00
   June 30, 1998         1.30:1.00
   September 30, 1998    1.30:1.00
   December 31, 1998     1.30:1.00
   March 31, 1999        1.30:1.00
   June 30, 1999         1.30:1.00

          9.10 Interest Coverage Ratio. The Borrower will not permit the ratio of its Consolidated EBITDA to its Consolidated Net Interest Expense for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth below opposite such date:

   Fiscal Quarter
       Ended               Ratio

   June 30, 1996           1.80:1.00
   September 30, 1996      1.90:1.00
   December 31, 1996       2.00:1.00
   March 31, 1997          2.05:1.00
   June 30, 1997           2.10:1.00
   September 30, 1997      2.15:1.00
   December 31, 1997       2.20:1.00
   March 31, 1998          2.25:1.00
   June 30, 1998           2.30:1.00
   September 30, 1998      2.40:1.00
   December 31, 1998       2.50:1.00
   March 31, 1999          2.50:1.00
   June 30, 1999           2.50:1.00

     9.11  Consolidated Indebtedness to Consolidated
   EBITDA. The Borrower will not permit at any time during any Test Period ending on a date set forth below the ratio of (x)
   Consolidated Indebtedness (net of the Borrower's cash on-hand) at such time to (y) Consolidated EBITDA for the Test Period then last ended prior to such time to be greater than the ratio set forth below opposite such date:

   Fiscal Quarter
       Ended                Ratio

   June 30, 1996            12.00:1.00
   September 30, 1996       7.00:1.00
   December 31, 1996        5.25:1.00
   March 31, 1997           5.00:1.00
   June 30, 1997            4.50:1.00
   September 30, 1997       4.25:1.00
   December 31, 1997        4.25:1.00
   March 31, 1998           4.00:1.00
   June 30, 1998            4.00:1.00
   September 30, 1998       4.00:1.00
   December 31, 1998        4.00:1.00
   March 31, 1999           4.00:1.00
   June 30, 1999            4.00:1.00

     9.12 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. The Borrower will not:

        (i) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of the Senior Notes or any Existing Indebtedness;

       (ii) amend or modify, or permit the amendment or modification of, any provision of the Senior Notes, the Senior Notes Indenture, the Existing Indebtedness or the
        Existing Indebtedness Agreements;

      (iii) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it with respect to its capital stock, or enter into any new agreements with respect to its capital stock, except for such amendments to the Certificate of Incorporation of, or changes, modifications or new agreements entered into by, the Borrower with respect to its capital stock which, in the aggregate or individually, do not impose any monetary liability on the Borrower or grant any put or similar rights to any Person and do not otherwise adversely affect any Bank in its capacity as such;

       (iv) amend, modify or change, or enter into any new Tax Sharing Agreement;

        (v) amend, modify or change, or enter into any new, shareholders' agreement, registration rights agreement or stock subscription agreement, except for such amendments, modifications or changes which, in the aggregate or individually, do not adversely affect any Bank in its capacity as such; or

       (vi) amend, modify or change, or enter into any new, employee benefit plans or employment agreements except if the aggregate cost to the Borrower as a result of such amendment, modification or change could not be reasonably likely to have a Material Adverse Effect.

     9.13  Limitation on Issuance of Capital Stock.  The
   Borrower will not issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares and (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of any person in the Borrower in any class of the capital stock of the Borrower and (iii) shares of common stock of the Borrower (or options with respect thereto) (v) for cash or (w) in connection with Permitted Acquisitions or (x) in connection with issuances to the Borrower's Employee Benefit Plans or (y) as permitted pursuant to Section 9.07(iv), or (z) in connection with the remaining installment payments under the CRL Agreement where in any such case, after giving effect to such issuance, no Event of Default will exist under Section 10.09 and immediately after such issuance, to the extent so required, the Borrower complies with
   Section 4.02(A)(c).

     9.14 Business. The Borrower will not engage (directly or indirectly) in any line of business other than the lines of business in which it is engaged on the Effective Date and any other reasonably related extensions thereof.

     9.15 Limitation on Creation of Subsidiaries. The Borrower will not establish, create or acquire any new Subsidiary.

     9.16 Account Receivable Days. The Borrower will not permit the number of Account Receivable Days for any period of three consecutive months, in each case taken as one accounting period, ending on the last day of any month to be greater than 85 (with the first such determination to be made as of June 30, 1996 and subsequent determinations to be made on the last day of each month thereafter).

     9.17 Account Payable Days. The Borrower will not permit the number of Account Payable Days for any period of three consecutive months, in each case taken as one accounting period, ending on the last day of any month to be greater than 50 (with the first such determination to be made as of June 30, 1996 and subsequent determinations to be made on the last day of each month thereafter).


     Section 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or Note or Unpaid Drawing or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or Note or Unpaid Drawing, or any Fees or any other amounts owing by it hereunder or thereunder; or

     10.02 Representations, etc. Any representation, warranty or statement made by the Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     10.03 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i), 8.08, 8.15 or 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or any Bank; or

     10.04 Default Under Other Agreements. The Borrower shall (i) default in any payment of any Indebtedness (other than the Indebtedness referred to in Section 10.01) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Indebtedness referred to in Section 10.01) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Indebtedness referred to in Section 10.01) of the Borrower shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided, that it shall not constitute an Event of Default pursuant to this Section 10.04 unless the aggregate amount of all Indebtedness referred to in the preceding clauses (i) through
   (iii) above exceeds $500,000 at any one time; or

     10.05 Bankruptcy, etc. The Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower and the petition is not controverted within 10 days, or is not dismissed or discharged, within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower, or the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower, or there is commenced against the Borrower any such proceeding which remains undismissed or undischarged for a period of 60 days, or the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower makes a general assignment for the benefit of creditors or generally fails to pay its debts as such debts become due or admits in writing its inability to pay its debts as such debts become due; or any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing; or

     10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded
   Current Liability, a contribution required to be made to a Plan has not been timely made, the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
   4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
   4980 of the Code, or the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Banks, will have a Material Adverse Effect; or

     10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Security Agreement Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 7.10), and subject to no other Liens (except as permitted by Section 7.10), or the Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of the respective Security Document; or

     10.08 Judgments. One or more judgments or decrees shall be entered against the Borrower involving in the aggregate for the Borrower a liability (not paid or fully covered by a reputable insurance company) of $500,000 or more and all such judgments or decrees shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days; or

     10.09 Change of Control. A Change of Control shall occur; or

     10.10 Approvals. Any government approval or clearance shall be revoked, rescinded, cancelled or modified which revocation, recision, cancellation or modification could reasonably be expected to have a Material Adverse Effect; or

     10.11 Debarment or Suspension. The Borrower shall at any time be debarred or suspended from any government contracting;

   then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against the Borrower (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon all Revolving Loan
   Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission and other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; and (v) direct the Collateral Agent to enforce all of the Liens and security interests created pursuant to the Security Documents to the extent permitted thereunder.

     Section 11.  Definitions And Accounting Terms.

     11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Account Payable Days" shall mean, as of the last day of any period of three consecutive months, the number of account payable days determined by multiplying (i) the quotient obtained by dividing (x) the total face amount of the net account payables balance of the Borrower as of such last day by (y) the net revenues of the Borrower for such period by (ii) 90 days.

     "Account Receivable Days" shall mean, as of the last day of any period of three consecutive months, the number of account receivable days determined by multiplying (i) the quotient obtained by dividing (x) the total face amount of the net account receivables balance of the Borrower as of such last day by (y) the net revenues of the Borrower for such period by (ii) 90 days.

     "Affected Eurodollar Loans" shall have the meaning provided in Section 4.02(B)(b).

     "Affiliate" shall mean, with respect to any Person, any other
   Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.07, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and for all purposes of this Agreement, neither the Agent, the Collateral Agent, any Bank or any of their respective Affiliates shall be considered an Affiliate of the Borrower. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall mean Paribas in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

     "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

     "Applicable Base Rate Margin" shall mean 2%, less the then applicable Leverage Reduction Discount, if any.

     "Applicable Eurodollar Margin" shall mean 3%, less the then applicable Leverage Reduction Discount, if any.

     "Applicable L/C Percentage" shall mean 2-7/8%, less the then applicable Leverage Reduction Discount, if any.

     "Asset Sale Proceeds" shall have the meaning provided in
   Section 4.02(A)(d).

     "Asset Sale Proceeds Payment Period" shall have the meaning provided in Section 4.02(A)(d).

     "Assignee" shall have the meaning provided in Section
   13.04(c).

     "Assignment and Assumption Agreement" shall have the meaning provided in Section 13.04(b).

     "Bank" shall mean each financial institution listed on
   Schedule I, as well as any institution which becomes a "Bank" hereunder pursuant to Section 13.04.

     "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under Section 1.01(a) or 2, in either case as a result of the takeover of such Bank by any regulatory authority or agency.

     "Bankruptcy Code" shall have the meaning provided in
   Section 10.05.

     "Base Rate" shall mean the higher of (i) 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

     "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Borrower Bankruptcy Default" shall mean any Default or Event of Default existing with respect to the Borrower pursuant to
   Section 10.05.

     "Borrower Preferred Stock" shall mean the non-voting preferred stock of the Borrower issued and outstanding on the Effective Date.

     "Borrowing" shall mean the borrowing by the Borrower of one Type of Revolving Loan from all the Banks (or from Paribas in the case of Swingline Loans) on a pro rata basis on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

     "Borrowing Base" shall mean, as at any date on which the amount thereof is being determined, an amount equal to the sum of 80% of Eligible Receivables and 50% of Eligible Inventory.

     "Borrowing Base Certificate" shall have the meaning provided in Section 8.01(j).

     "Borrowing Base Deficiency" shall mean, at any time, the amount, if any, by which the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the Letter of Credit Outstandings at such time exceeds the Borrowing Base then in effect.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

     "Capital Expenditures" shall have the meaning provided in
   Section 9.08.

     "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as Indebtedness in accordance with such principles.

     "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, (x) capital and surplus of $500 million and (y) a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than three months from the date of acquisition by such Person and (iii) commercial paper issued by any Person incorporated in the United
   States having the highest rating available from Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

     "CERCLA" shall mean the Comprehensive Environmental
   Response Compensation and Liability Act of 1980, as the same has been or may be amended from time to time, 42 U.S.C. Section 9601 et seq.

     "Change of Control" shall mean (i) the direct or indirect acquisition by any Person or a group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act) of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act) of 20% or more of the outstanding shares of the common stock of the Borrower or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors.

     "Charges" shall have the meaning provided in Section
   13.16.

     "Claims" shall have the meaning provided in the definition of "Environmental Claims."

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) pursuant to any Security
   Document, including, without limitation, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to this Agreement or any other Credit Document.

     "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

     "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

     "Commitment Commission" shall have the meaning provided in Section 3.01(a).

     "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income before interest income, Consolidated Interest Expense, and provisions for taxes and without giving effect to extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

     "Consolidated EBITDA" for any period shall mean
   Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period.

     "Consolidated Indebtedness" shall mean Indebtedness of the Borrower excluding the amount of Indebtedness of the Borrower identified as item 1 on Schedule VI in an amount not to exceed the amount set forth thereon and as such amount may be reduced from time to time.

     "Consolidated Interest Expense" shall mean, for any Person for any period, the total consolidated interest expense of such Person and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) payable during such period in respect of all Indebtedness of such Person and its Subsidiaries, on a consolidated basis, for such period (including, without duplication, that portion of Capitalized Lease Obligations of such Person and its Subsidiaries representing the interest factor for such period).

     "Consolidated Liabilities" shall mean, at any time, all liabilities and obligations of any Person and its Subsidiaries which would be included in determining total liabilities as shown on the liabilities portion of a balance sheet (including, without limitation, all Indebtedness, all trade payables, all accrued expenses, all deferred tax liabilities and the principal component of Capitalized Lease Obligations, but excluding all Indebtedness of the type described in clause (vii) of the definition thereof, except to the extent amounts are owing with respect thereto upon the termination of the respective agreement constituting such Indebtedness, and excluding the amount of Indebtedness of the Borrower identified as item 1 on Schedule VI in an amount not to exceed the amount set forth thereon and as such amount may be reduced from time to time).

     "Consolidated Net Income" shall mean, for any Person for any period, net income of such Person and its Subsidiaries for such period determined on a consolidated basis (after provision for taxes); provided, however, the net income of any Subsidiary of such Person, which is not a Wholly-Owned Subsidiary of such Person and for which the investment of such Person therein is accounted for by the equity method of accounting, shall have its net income included in the Consolidated Net Income of such Person and its Subsidiaries only to the extent of the amount of cash dividends or distributions paid by such Subsidiary to such Person; provided further that for any period prior to December 31, 1996, the amount of Consolidated Net Income shall not be reduced by the one-time write-off (not involving any cash expenditures) in an amount not to exceed $3,200,000 of the financing fee incurred in connection with the Original Credit Agreement.

     "Consolidated Net Interest Expense" shall mean, for any Person for any period, Consolidated Interest Expense less the amount of interest income derived from investments in cash and Cash Equivalents of such Person and its consolidated Subsidiaries for such period.

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
   (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation should not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

     "Credit Documents" shall mean this Agreement, each Note, each Notice of Borrowing, each Notice of Conversion, each Letter of Credit, each Letter of Credit Request and the Security
   Documents.

     "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit (including the continuation on the Effective Date of the Existing Letters of Credit).

     "CRL Agreement" shall mean the Asset Purchase
   Agreement, dated October 13, 1993, by and among Hooshang
   Dalavarian, Inc., Mr. Hooshang Dalavarian and the Borrower, as in effect on the Effective Date.

     "CSL Acquisition Agreement" shall mean the Asset
   Purchase Agreement, dated as of November 3, 1995, by and among Clinical Science, Inc., Alan Marsh, Harvey Lippman and the
   Borrower, as in effect on the Effective Date.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

     "DHHS" shall mean the Department of Health and Human
   Services of the United States of America.

     "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders in their capacity as stockholders, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all cash payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

     "Documents" shall mean the Credit Documents and the Senior Notes Documents.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Drawing" shall have the meaning provided in Section
   2.05(b).

     "Effective Date" shall have the meaning provided in Section
   13.10.

     "Eligible Inventory" shall mean the gross dollar value
   (valued at the lower of cost (determined on a first-in, first-out basis) or market value) of the inventory of the Borrower which conforms to the representations and warranties contained in the Security Agreement (including, without limitation, that the Collateral Agent shall have and maintain a first priority perfected security interest in such inventory), constitutes raw materials, work-in-progress or finished goods and which is not, in the Borrower's good faith opinion and consistent with past practice, excess, obsolete or unmerchantable and excluding:

          (a)  any supplies (other than raw materials,
        including, without limitation, all chemicals, chemical products, needles, test tubes and other testing supplies), spare parts and goods returned to suppliers;

          (b)  any market reserves maintained by the
        Borrower;

          (c) inventory on lease or consignment from or to any Person to or from the Borrower;

          (d)  inventory which is unsellable, damaged,
        obsolete, or otherwise not readily saleable at market value in the ordinary course of business, consistent with past practice;

          (e)  inventory which is not subject to an
        enforceable and duly perfected first priority security interest in favor of the Collateral Agent;

          (f) work-in-progress that is not readily marketable in its current form;

          (g) finished goods which do not meet the specifications of the purchase order for such goods; and

          (h)  inventory produced in violation of the Fair
        Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 25 U.S.C. 215(a)(i).

     "Eligible Receivables" shall mean the total face amount of all receivables of the Borrower which conform to the representations and warranties contained in the Security Agreement (including, without limitation, that the Collateral Agent shall have and maintain a first priority security interest in all such receivables) and excluding:

          (a) returns, discounts, claims, credits, and allowances;

          (b) reserves for any other matter affecting the creditworthiness of account debtors owing the receivables:

          (c)  bill and hold (deferred shipment) transactions;

          (d)  contracts or sales to any Affiliate;

          (e) all receivables not paid in full within 120 days of the invoice date thereof or within 90 days of the due date thereof or which have been disputed by the account debtor;

          (f) receivables owed by an account debtor more than 50% of whose receivables are not Eligible Receivables on account of clause (e) above and whose receivables constitute at least 1% of the total receivables of the Borrower at such time;

          (g)  sales to account debtors outside the United
        States;

          (h) receivables evidenced by an instrument (as defined in Article 9 of the New York UCC) not in the possession of the Collateral Agent;

          (i)  receivables with respect to which the Collateral
        Agent does not have a valid, first priority and perfected security interest;

          (j)  receivables with respect to which the
        customer's obligation to pay is conditional or subject to a repurchase obligation or right of return, guaranteed sales, sale or return transactions, sales on approval or consignment sales;

          (k) receivables of any account debtor with respect to which any action or event of the types described in
        Section 10.05 has occurred;

          (l) any receivable the goods giving rise to which have not been shipped to the account debtor thereof, or the services giving rise to which have not been performed by the Borrower, or which otherwise does not represent a complete sale or performance;

          (m) any receivable subject to a Lien (other than Liens granted to the Collateral Agent as contemplated hereunder); and

          (n) any receivable owed by an account debtor which is also a creditor or supplier of the Borrower but only to the extent any amounts are owed to such creditor or supplier or which has made any claim with respect to such receivable, or any receivable which otherwise is or may become subject to any right of setoff by the account debtor thereof in any such case to the extent of such claim or setoff.

     "Eligible Transferee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

     "Employee Benefit Plans" shall have the meaning provided in Section 5.05.

     "Employee Stock Proceeds" shall have the meaning provided in Section 4.02(A)(c).

     "Employee Stock Proceeds Payment Period" shall have the meaning provided in Section 4.02(A)(c).

     "Employment Agreements" shall have the meaning provided in Section 5.05.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Law" shall mean any Federal, state or local statute, law, rule, regulation, ordinance, code, guideline, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative decision, order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA;
   RCRA; the Hazardous Materials Transportation Act, as amended,
   49 U.S.C. Section 1801 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances
   Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
   Section 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.
   Section 2701 et seq.; the Emergency Planning and Community Right-To-Know-Act of 1986, 42 U.S.C. Section 11001 et seq.;
   any applicable state and local counterparts or equivalents;
   and the terms and conditions of any environmental permit issued pursuant to any Environmental Law to the Borrower.

     "ERISA" shall mean the Employee Retirement Income
   Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower being or having been a general partner of such person.

     "Eurodollar Loan" shall mean each Loan (excluding
   Swingline Loans) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Event of Default" shall have the meaning provided in
   Section 10.

     "Existing Indebtedness" shall have the meaning provided in
   Section 7.14.

     "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.05.

     "Existing Letters of Credit" shall have the meaning provided in Section 2.01(a)(ii).

     "Facing Fee" shall have the meaning provided in Section
   3.01(b).

     "Fair Market Value" shall have the meaning provided in
   Section 8.16(a).

     "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

     "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

     "Fixed Charge Coverage Ratio" for any period shall mean the ratio of (x) Consolidated EBITDA less (i) the amount of all Capital Expenditures (exclusive of Capital Expenditures made with the proceeds of Indebtedness permitted to be incurred under Section 9.05) made by the Borrower for any such period and (ii) taxes paid by the Borrower or accrued for such period to (y) Fixed Charges for such period.

     "Fixed Charges" for any period shall mean the sum of
   (i) Consolidated Interest Expense and amortization of debt discounts in respect of all Indebtedness for such period, (ii) the aggregate principal amount of all scheduled payments of Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations but excluding Revolving Loan repayments not accompanied by a reduction to the Revolving Loan Commitment) required to be made during such period and (iii) the amount of all Dividends paid pursuant to Section 9.03(ii) during such period.

     "GAAP" shall have the meaning provided in Section
   13.07(a).

     "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain, dielectric fluid containing levels of poly-

   chlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; (c)
   "Medical Waste," as defined in Section 25023.2 of the California Medical Waste Management Act or in any other applicable federal, state or local act, regulation or ordinance; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law.

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreements or under any similar type of agreement, provided, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

     "Indemnified Matters" shall have the meaning provided in
   Section 13.01.

     "Indemnitee" shall have the meaning provided in Section
   13.01.

     "Initial Borrowing Date" shall mean the date on which the initial Credit Event occurs.

     "Intellectual Property" shall have the meaning provided in
   Section 7.19(a).

     "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

     "Interest Period" shall have the meaning provided in Section
   1.09.

     "Interest Rate Protection Agreement" shall have the meaning provided in the Security Agreement.

     "Issuing Bank" shall mean Paribas.

     "Key-Man Life Insurance" shall mean the key-man life insurance policy or any similar insurance policy maintained by the Borrower on Andrew Baker and Richard Michaelson.

     "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower incurred in the ordinary course of business with respect to workers compensation, surety bonds, and other similar statutory obligations, (ii) obligations of the Borrower incurred in the ordinary course of business with respect to insurance policies of the Borrower and (iii) such other obligations of the Borrower as are reasonably acceptable to the Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

     "Leasehold" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under any lease or license of land, improvements and/or fixtures.

     "Letter of Credit" shall have the meaning provided in
   Section 2.01(a).

     "Letter of Credit Fee" shall have the meaning provided in
   Section 3.01(c).

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

     "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

     "Leverage Ratio" shall mean, as determined on any Test
   Date, the ratio of (i) Consolidated Indebtedness at such time to (ii) Consolidated EBITDA for the Reduction Test Period then last ended. In calculating the Leverage Ratio for the Reduction Test Periods ending on June 30, 1996 and September 30, 1996, the applicable Consolidated EBITDA shall be multiplied by 2.00 and 1.33, respectively.

     "Leverage Reduction Discount" shall mean initially zero and from and after the first day of any Margin Reduction Period to and including the last day of such Margin Reduction Period, the Leverage Reduction Discount shall be the respective percentage per annum set forth in clause (A) or (B) below if, but only if, as of the last day of the most recent Reduction Test Period of the Borrower ended immediately prior to such Margin Reduction Period (the
   "Test Date") the conditions in clause (A) or (B) below are met:

          (A) 1/4 of 1% if, but only if, as of the Test Date for such Margin Reduction Period the Leverage Ratio for the Reduction Test Period ended on such Test Date shall be less than or equal to 3.50:1.00 but greater than 3.00:1.00; or

          (B) 1/2 of 1% if, but only if, as of the Test Date for such Margin Reduction Period the Leverage Ratio for the
        Reduction Test Period ended on such Test Date shall be less than or equal to 3.00:1.00.

   The Leverage Ratio shall be determined as of each Test Date by delivery of an officer's certificate of the Borrower to the Banks pursuant to Section 8.01(e), which certificate shall set forth the calculation of the Leverage Ratio. The Leverage Reduction
   Discount so determined shall apply, except as set forth below, from the date on which such officer's certificate is delivered to the Agent to the earlier of (x) the date on which the next certificate is delivered to the Agent pursuant to Section 8.01(e) and (y) the 45th day following the first day of the fiscal quarter immediately following the delivery of such certificate to the Agent (the "Margin Reduction Period"). Notwithstanding anything to the contrary contained above, the Leverage Reduction Discount shall be zero if no officer's certificate has been delivered to the Banks pursuant to
   Section 8.01(e) which sets forth the Leverage Ratio for the relevant Reduction Test Period or the financial statements upon which any such calculations are based have not been delivered, until such a certificate and/or financial statements are delivered.
   Notwithstanding anything to the contrary above in this definition, the Leverage Reduction Discount shall be zero at all times when there shall exist a Default or Event of Default. It is understood and agreed that the Leverage Reduction Discount as provided above shall in no event be cumulative and only the Leverage Reduction Discount available pursuant to either clause (A) or (B), if any, contained in this definition shall be applicable.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the practical effect of creating a security interest (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" shall mean each and every Loan made by any Bank hereunder, including Revolving Loans or Swingline Loans.

     "Management Agreements" shall have the meaning provided in Section 5.05.

     "Mandatory Borrowing" shall have the meaning provided in
   Section 1.01(c).

     "Margin Reduction Period" shall have the meaning provided in the definition of Leverage Reduction Discount.

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect on the performance, business, assets, nature of assets, contracts, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower.

     "Material Contracts" shall have the meaning provided in
   Section 5.05.

     "Maturity Date" shall mean either the Revolving Loan
   Maturity Date or the Swingline Expiry Date, as the case may be.

     "Maximum Rate" shall have the meaning provided in
   Section 13.16.

     "Maximum Swingline Amount" shall mean $2,000,000.

     "Minimum Borrowing Amount" shall mean (i) for Base Rate
   Loans (other than Swingline Loans), $1,000,000, (ii) for Eurodollar Loans, $1,000,000 and (iii) for Swingline Loans, $250,000.

     "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness which is secured by the respective assets which were sold and (iii) the estimated marginal increase in income taxes which will be payable by the Borrower's consolidated group as a result of such sale.

     "Non-Compete Agreements" shall have the meaning provided in Section 5.05.

     "Note" shall mean each Revolving Note and the Swingline
   Note.

     "Notice of Borrowing" shall have the meaning provided in
   Section 1.03.

     "Notice of Conversion" shall have the meaning provided in
   Section 1.06.

     "Notice Office" shall mean the office of the Agent located at 787 Seventh Avenue, New York, New York 10019, Attention:
   Eric Green, telephone (212) 841-2000; facsimile (212) 841-2333, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

     "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

     "Original Bank" shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement immediately prior to the Effective Date.

     "Original Credit Agreement" shall mean the Credit
   Agreement, dated as of May 16, 1995, among the Borrower, the Original Banks and Banque Paribas, as agent, as such agreement shall have been amended to the Effective Date.

     "Original Effective Date" shall mean the Effective Date under, and as defined in, the Original Credit Agreement.

     "Original Loans" shall mean the Loans under, and as defined in, the Original Credit Agreement.

     "Paribas" shall mean Banque Paribas, a French banking organization acting through its New York Branch.

     "Participant" shall have the meaning provided in Section
   2.04(a).

     "Payment Office" shall mean the office of the Agent located at 787 Seventh Avenue, New York, New York 10019, Attention:
   Eric Green or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

     "PBGC" shall mean the Pension Benefit Guaranty
   Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided, that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentage of such Banks shall be determined immediately prior (and without giving effect) to such termination.

     "Permitted Acquisition" shall mean the acquisition by the Borrower of assets (but no liabilities of any type (contingent or otherwise) except trade payables and the assumption of contracts acquired in the Permitted Acquisition so long as such contracts were not entered into in contemplation of such Permitted Acquisition) constituting an entire business, division or product line of any Person, although any such acquisition shall only be a Permitted Acquisition so long as: (i) the consideration therefor consists solely of cash (including proceeds from Revolving Loans incurred in accordance with the provisions hereof) and/or common stock of the Borrower, (ii) the assets acquired shall consist solely of assets of the type already used in the business of the Borrower (and shall not include any Real Property other than Leaseholds) and (iii) an acquisition shall be a Permitted Acquisition only if all requirements of Section 8.16 are met with respect thereto.

     "Permitted Acquisition Period" shall mean each period (x) from the Effective Date to the first anniversary of the Effective Date, (y) from the first anniversary of the Effective Date to the second anniversary of the Effective Date and (z) from the second anniversary of the Effective Date to the Revolving Loan Maturity Date.

     "Permitted Liens" shall have the meaning provided in
   Section 9.01.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "Prime Lending Rate" shall mean the rate which The Chase
   Manhattan Bank, N.A. announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes.

     "Projections" shall have the meaning provided in Section
   5.15.

     "Quarterly Payment Date" shall mean the third, sixth, ninth and twelfth month anniversary of the Effective Date and each yearly anniversary of such third, sixth, ninth and twelfth month anniversary of the Effective Date.

     "Quoted Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Agent for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period applicable to such Eurodollar Loan determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42
   U.S.C. Section 6901 et seq.

     "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

     "Recovery Event" shall mean the receipt by the Borrower of any cash insurance or condemnation proceeds (including, without limitation, errors and omissions policies), payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower, (ii) by reason of any condemnation, taking or seizing or similar event with respect to any properties or assets of the Borrower and (iii) under any other policy of insurance required to be maintained under
   Section 8.03 (including Key-Man Life Insurance and business interruption insurance).

     "Reduction Test Period" shall mean each of the following
   (each taken as one accounting period): (i) the period beginning on January 1, 1996 and ending on June 30, 1996, (ii) the period beginning on January 1, 1996 and ending on September 30, 1996 and (iii) for each other period ending on a date after September 30, 1996, the four consecutive fiscal quarterly periods of the Borrower then ended.

     "Refinanced Indebtedness" shall have the meaning provided in Section 5.16.

     "Register" shall have the meaning provided in Section 8.14.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Release" shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the indoor or outdoor environment or into or out of any Real Property, including the movement of Hazardous Materials through or in the air, soil, service water, ground water or property.

     "Replaced Bank" shall have the meaning provided in Section
   1.13.

     "Replacement Bank" shall have the meaning provided in
   Section 1.13.

     "Reportable Event" shall mean an event described in Section
   4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

     "Required Banks" shall mean Banks the sum of whose outstanding Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans, Swingline Loans and Percentage of Letter of Credit Outstandings) constitute greater than 50% of the Total Revolving Loan Commitment (or, if after the Total Revolving Loan Commitment has been terminated, the sum of the total outstanding Revolving Loans, Swingline Loans and Letter of Credit Outstandings at such time).

     "Returns" shall have the meaning provided in Section 7.09.

     "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 13.04.

     "Revolving Loan Maturity Date" shall mean, with respect to each Bank, the third anniversary of the Effective Date.

     "Revolving Loans" shall have the meaning provided in
   Section 1.01(a).

     "Revolving Note" shall have the meaning provided in
   Section 1.05(a).

     "SEC" shall have the meaning provided in Section 8.01(g).

     "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b).

     "Secured Creditors" shall mean the Banks, the Agent and the Collateral Agent.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Securities Exchange Act" shall mean the Securities
   Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Security Agreement" shall have the meaning provided in
   Section 5.08.

     "Security Agreement Collateral" shall mean all "Collateral" as defined in any Security Document.

     "Security Documents" shall mean the Security Agreement and any other security documents entered into from time to time in accordance with this Agreement.

     "Senior Notes" shall mean the 11.00% Senior Notes due
   2006, issued by the Borrower, as in effect of the Effective Date and after giving effect to any changes, amendments or supplements thereto effected in accordance with Section 9.12.

     "Senior Notes Change of Control" shall mean a Change of Control under, and as defined in, the Senior Notes Indenture.

     "Senior Notes Documents" shall mean and include each of the Senior Notes, the Senior Notes Indenture and all securities purchase agreements and other documents and agreements related thereto, as in effect of the Effective Date and after giving effect to any changes, amendments or supplements thereto effected in accordance with Section 9.12.

     "Senior Notes Indenture" shall mean the Indenture, dated as of March 14, 1996 between the Borrower and Marine Midland
   Bank, as trustee, as in effect on the Effective Date and after giving effect to any changes, amendments or supplements thereto effected in accordance with Section 9.12.

     "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

     "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder at such time (in each case determined without regard to whether any conditions to drawing could then be met).

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Supply Agreements" shall have the meaning provided in
   Section 5.05.

     "Swingline Expiry Date" shall mean the date which is two
   Business Days prior to the Revolving Loan Maturity Date.

     "Swingline Loan" shall have the meaning provided in
   Section 1.01(b).

     "Swingline Note" shall have the meaning provided in
   Section 1.05(a).

     "Tax Sharing Agreements" shall have the meaning provided in Section 5.05.

     "Taxes" shall have the meaning provided in Section 4.04(a).

     "Test Date" shall have the meaning provided in the definition of Leverage Reduction Discount.

     "Test Period" shall mean each of the following (each taken as one accounting period): (i) the period beginning on January 1, 1996 and ending on June 30, 1996, (ii) the period beginning on January 1, 1996 and ending on September 30, 1996 and (iii) for each other period ending on or after September 30, 1996, the four consecutive fiscal quarterly periods of the Borrower then ended.

     "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

     "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding and the then aggregate amount of Letter of Credit
   Outstandings.

     "Transaction" shall mean collectively, (i) the incurrence of Loans and issuance of Letters of Credit (including the continuation of the Existing Letters of Credit) hereunder, if any, on the Effective Date, (ii) the issuance of the Senior Notes, (iii) the repayment of all Original Loans, together with all accrued interest, premiums, fees, commissions and expenses owing in connection therewith, and (iv) the payment of the transaction fees and expenses in connection therewith.

     "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "UGL" shall mean Unilabs Group Limited, a British Virgin
   Islands corporation.

     "UGL Note" shall mean the promissory note issued by UGL and UniHolding Corp. dated June 30, 1995 in the principal amount of $15,000,000 and maturing one year from the date of issuance, as in effect on the Effective Date.

     "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

     "United States" and "U.S." shall each mean the United
   States of America.

     "Unpaid Drawing" shall have the meaning provided for in
   Section 2.05(a).

     "Unutilized Revolving Loan Commitment" for any Bank, at any time, shall mean the Revolving Loan Commitment of such Bank at such time less the sum of the aggregate principal amount of Revolving Loans made by such Bank and then outstanding and such Bank's Percentage of the Letter of Credit Outstandings.

     "Wholly-Owned Subsidiary" shall mean, as to any Person,
   (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned
   Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

     Section 12.  The Agent and the Collateral Agent.

     12.01 Appointment. The Banks hereby designate Paribas as Agent (for purposes of this Section 12.01, the term "Agent" shall include Paribas in its capacity as Collateral Agent pursuant to the Security Documents) pursuant to the Credit Documents to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its respective duties hereunder by or through their respective officers, directors, agents or employees.

     12.02 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein. In no event shall the Agent be required to take any action in contravention of applicable law or if such action would cause it, in its sole determination, to incur any risk or liability for which it is not adequately indemnified for to its sole satisfaction.

     12.03 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the participation in Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the credit-

   worthiness of the Borrower and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans, the participation in the Letters of Credit or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or any other Credit
   Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

     12.04 Certain Rights of the Agent. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received written instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank and no holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

     12.05 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, legal opinion, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other
   Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

     12.06 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Agent, in proportion to their respective "percentages" as used in determining the Required
   Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit
   Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

     12.07 The Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     12.08 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent, as the case may be. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     12.09 Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

     (b)  Upon any such notice of resignation, the Required
   Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that any Bank is deemed to be acceptable to the Borrower).

     (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

     (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.


     Section 13.  Miscellaneous.

     13.01  Payment of Expenses, etc.  The Borrower agrees to:
   (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent and the Collateral Agent (including, without limitation, the reasonable fees and disbursements of White & Case) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement (including, without limitation, the reasonable fees and disbursements of counsel for the Agent) and of the Agent, the Collateral Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent, the Collateral Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Agent, the Collateral Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, (a) any investigation, litigation or other proceeding (whether or not the Agent, the Collateral Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the issuance of the Senior Notes) or in any other Credit Document, (b) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or operated at any time by the Borrower or; (c) any Environmental
   Claim relating to the Borrower or any Real Property owned or at any time operated by the Borrower or; (d) the exercise of the rights of the Agent, the Collateral Agent and of any Bank under any of the provisions of this Agreement, any Security Document or any other Document or any Letter of Credit or any Loans hereunder; or,
   (e) the consummation of any transaction contemplated herein
   (including, without limitation, the issuance of the Senior Notes) or in any other Credit Document (the "Indemnified Matters"); regardless of when such Indemnified Matter arises, but excluding any such liability, obligation, loss, damage, penalty, claim, action, judgment, suit, cost, expense or disbursement relating to any Indemnified
   Matter resulting from the gross negligence or willful misconduct of any Indemnitee.

     13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, facsimilied, cabled or delivered: if to the Borrower, at its address specified opposite its signature below; if to any Bank, at its address specified on Schedule I; and if to the Agent, at its Notice Office; or, as to the Agent, at such other address as shall be designated by the Agent in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, facsimilied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or facsimile device, except that notices and communications to the Agent and the Borrower shall not be effective until received by the Agent and the Borrower, as the case may be.

     13.04  Benefit of Agreement; Assignments; Participations.
   (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks; and provided further, that although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder; and provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would: (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity
   Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the Revolving Loan Commitment in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment or of a mandatory prepayment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof); (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement;
   or (iii) release all or substantially all of the Collateral under the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

     (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) (A) pledge its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank or (B) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations hereunder to its parent company, principal office and/or any Affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more other Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks (provided that the $5,000,000 limitation shall not apply to assignments to an assignee who was a Bank immediately prior to the assignment), of such Loans or Revolving
   Loan Commitment and related outstanding Obligations hereunder to one or more Eligible Transferees each of which assignees shall become a party to this Agreement as a Bank by execution of an assignment and assumption agreement (the "Assignment and Assumption Agreement") substantially in the form of Exhibit J (appropriately completed); provided that: (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitment of such new Bank and of the existing Banks; (ii) new Notes will be issued to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 to the extent needed to reflect the revised Revolving Loan Commitments; (iii) the consent of Paribas shall be required; (iv) the Agent shall receive at the time of each such assignment, from the assigning Bank, the payment of a non-refundable assignment fee of $3,000. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment.

     (c) To the extent that at the time of any assignment pursuant to Section 13.04(b) to a Person not already a Bank hereunder, if the Person purchasing such assignment (the "Assignee") would be entitled to charge the Borrower for the reimbursement of Taxes pursuant to Section 4.04 in excess of the aggregate of such amounts permitted to be charged by the assigning Bank immediately prior to such assignment (which differences may arise, for among other reasons, because of differences between the assignee and the assigning Bank, or because of the different laws, treaties or regulations, or interpretations thereof, applicable to such Persons), the Borrower shall not be obligated to pay such excess Taxes, it being understood and agreed, however, that the Borrower shall be obligated to pay to such assignee all other Taxes which are otherwise required to be reimbursed pursuant to said Section 4.04 (including, without limitation, all such Taxes payable as a result of events occurring after the date of the respective assignment).

     13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, the Collateral Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Agent, the Collateral Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Collateral Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

     13.06 Payments Pro Rata. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional sharing by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     13.07  Calculations; Computations; Accounting Terms.
   (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with Section 9 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding provision, herein called "GAAP").

     (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

     13.08  GOVERNING LAW; SUBMISSION TO
   JURISDICTION; VENUE.  (A)  THIS AGREEMENT AND
   THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
   AND OBLIGATIONS OF THE PARTIES HEREUNDER AND
   THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE
   WITH AND BE GOVERNED BY THE LAW OF THE STATE
   OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING
   WITH RESPECT TO THIS AGREEMENT OR ANY OTHER
   CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS
   OF THE STATE OF NEW YORK OR OF THE UNITED
   STATES FOR THE SOUTHERN DISTRICT OF NEW YORK,
   AND, BY EXECUTION AND DELIVERY OF THIS AGREE-

   MENT, THE BORROWER HEREBY IRREVOCABLY
   ACCEPTS FOR ITSELF AND IN RESPECT OF ITS
   PROPERTY, GENERALLY AND UNCONDITIONALLY, THE
   JURISDICTION OF THE AFORESAID COURTS.  THE
   BORROWER HEREBY IRREVOCABLY DESIGNATES,
   APPOINTS AND EMPOWERS NATIONAL CORPORATE
   RESEARCH, LTD. WITH OFFICES ON THE DATE HEREOF
   AT 225 WEST 34TH STREET, SUITE 2110, NEW YORK,
   NEW YORK 10022, AS ITS DESIGNEE, APPOINTEE AND
   AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE
   FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS
   PROPERTY, SERVICE OF ANY AND ALL LEGAL
   PROCESS, SUMMONS, NOTICES AND DOCUMENTS
   WHICH MAY BE SERVED IN ANY SUCH ACTION OR
   PROCEEDING.  IF FOR ANY REASON SUCH DESIGNEE,
   APPOINTEE AND AGENT SHALL CEASE TO BE AVAIL-

   ABLE TO ACT AS SUCH, THE BORROWER AGREES TO
   DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT
   IN NEW YORK CITY ON THE TERMS AND FOR THE
   PURPOSES OF THIS PROVISION SATISFACTORY TO THE
   AGENT UNDER THIS AGREEMENT.  TO THE EXTENT
   PERMITTED BY APPLICABLE LAW, THE BORROWER
   FURTHER IRREVOCABLY CONSENTS TO THE SERVICE
   OF PROCESS OUT OF ANY OF THE AFOREMENTIONED
   COURTS IN ANY SUCH ACTION OR PROCEEDING BY
   THE MAILING OF COPIES THEREOF BY REGISTERED
   OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE
   BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS
   SIGNATURE BELOW, SUCH SERVICE TO BECOME
   EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING
   HEREIN SHALL AFFECT THE RIGHT OF THE AGENT
   UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER
   OF ANY NOTE TO SERVE PROCESS IN ANY OTHER
   MANNER PERMITTED BY LAW OR TO COMMENCE
   LEGAL PROCEEDINGS OR OTHERWISE PROCEED
   AGAINST THE BORROWER IN ANY OTHER JURISDIC-

   TION.

     (B)  THE BORROWER HEREBY IRREVOCABLY
   WAIVES ANY OBJECTION WHICH IT MAY NOW OR
   HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY
   OF THE AFORESAID ACTIONS OR PROCEEDINGS
   ARISING OUT OF OR IN CONNECTION WITH THIS
   AGREEMENT OR ANY OTHER CREDIT DOCUMENT
   BROUGHT IN THE COURTS REFERRED TO IN CLAUSE
   (A) ABOVE AND HEREBY FURTHER IRREVOCABLY
   WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN
   ANY SUCH COURT THAT ANY SUCH ACTION OR
   PROCEEDING BROUGHT IN ANY SUCH COURT HAS
   BEEN BROUGHT IN AN INCONVENIENT FORUM.

     13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

     13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrower, the Agent and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Sections 5 and 6 are met to the satisfaction of the Agent and the Required Banks. Unless the Agent has received actual notice from any Bank that the conditions described in the preceding sentence have not been met to its satisfaction, then after the Effective Date and upon the Agent's good faith determination that the conditions described in the preceding sentence have been met, the Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability or prevent the existence of an Event of Default based upon failure to satisfy one or more of the applicable conditions contained in Sections 5 and 6).

     13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     13.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (with Obligations of the respective types in the case of following clause (i)): (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof; (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents); (iii) amend, modify or waive any provision of this Section 13.12; (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments were included on the Effective
   Date); or (v) consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Agreement;
   provided further, that no such change, waiver, discharge or termination shall: (w) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment or of a mandatory prepayment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of the Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving
   Loan Commitment of such Bank) without the consent of such Bank;
   (x) without the consent of Paribas, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans; or (y) without the consent of the Agent, amend, modify or waive any provision of Section 12 or any other provision relating to the rights or obligations of the Agent; or (z) without the consent of the Collateral Agent, amend, modify or waive any provision of Section 12 or any other provision relating to the rights or obligations of the Collateral Agent.

     (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (a)(i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

     13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 8.15, 12.06 and 13.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans and Letters of Credit.

     13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs
   (although the Borrower shall be obligated to pay any increased costs of the type described above resulting from changes after the date of the respective transfer).

     13.15  Waiver of Jury Trial.  Each of the Parties to this
   Agreement hereby irrevocably waives all rights to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

     13.16 Interest Rate Limitation. Notwithstanding anything contained in this Agreement or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest payable under this Agreement and the Note held by such Bank, together with all Charges payable to such Bank, shall be limited to the Maximum
      Rate.
     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


   Address:

                                       UNILAB CORPORATION
   18448 Oxnard Street
   Tarzana, California  91356

                                       By /s/ Richard Michaelson
                                       Title: Senior Vice President/Finance


                                       BANQUE PARIBAS
                                       Individually and as Agent


                                       By /s/ Eric Green
                                       Title: Vice President


                                       By /s/ Jeffery Youle
                                       Title: Senior Vice President